EXHIBIT 99.8

SUPPORT AND VOTING AGREEMENT

SUPPORT AND VOTING AGREEMENT, dated as of October 19, 2007 (this “Agreement”), by and among Radiation Therapy Investments, LLC, a Delaware limited liability company (“Parent”), Radiation Therapy Services Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Holdings”), and Daniel E. Dosoretz, M.D. (the “Shareholder”).

WHEREAS, Parent, Holdings, RTS MergerCo, Inc., a Florida corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”), and Radiation Therapy Services, Inc., a Florida corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) with the Company as the surviving corporation in the Merger. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, each share of common stock of the Company, par value $0.0001 per share (“Common Stock”), outstanding immediately prior to the Merger (other than any Cancelled Shares, Dissenting Shares and Rollover Shares) will be converted into the right to receive the Merger Consideration.

WHEREAS, as of the date of this Agreement, the Shareholder owned of record and beneficially and was entitled to vote the number of shares of Common Stock set forth beside the Shareholder’s name on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock acquired by the Shareholder after the date hereof, whether acquired directly or indirectly, by purchase, stock dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, or upon the exercise of Company Stock Options or conversion of any other securities, in each case from the date of this Agreement through the term of this Agreement, are collectively referred to herein as the Shareholder’s “Subject Shares”).

WHEREAS, as a condition and inducement to Holding’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent has requested that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT; GRANT OF PROXY

Section 1.1.            Agreement to Vote.

(a)           The Shareholder hereby irrevocably agrees that, from and after the date hereof and until this Agreement terminates pursuant to the terms hereof, at the Company Meeting or any other meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the shareholders of the

Company, relating to any proposed action by the shareholders of the Company with respect to the matters set forth in Section 1.1(a)(ii) below, the Shareholder shall:

(i)            appear at each such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum; and

(ii)           vote or consent (or cause to be voted or consented), in person or by proxy, all Subject Shares owned by the Shareholder (i) in favor of approval of the Merger Agreement and any other action of the Company’s shareholders requested in furtherance thereof, (ii) against any action or agreement submitted for approval of the shareholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Shareholder contained in this Agreement; (iii) against any amendment of the Company’s articles of incorporation or bylaws, or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment, proposal, action or transaction would reasonably be expected (A) to nullify, interfere with or be inconsistent with the Merger Agreement or the transactions contemplated thereby (including the Merger), or (B) to otherwise impede, delay, postpone, prevent, discourage or materially and adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iv) against any other action, agreement or transaction submitted for approval to the shareholders of the Company that would constitute an Alternative Proposal.

(b)           Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of effectuating and recording the results of such vote or consent. The obligations of the Shareholder set forth in this Section 1.1 shall apply whether or not the Company breaches or threatens to breach any of its representations, warranties, covenants or agreements set forth in the Merger Agreement. Notwithstanding the foregoing, the obligations of the Shareholder set forth in this Section 1.1 shall terminate upon termination of this Agreement in accordance with its terms.

Section 1.2.            Irrevocable Proxy. The Shareholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to his Subject Shares. By entering into this Agreement, the Shareholder hereby irrevocably and unconditionally grants a proxy appointing Parent as the Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder’s name, to vote or execute consents in the manner contemplated by Section 1.1. The proxy granted by the Shareholder pursuant to this Article I is coupled with an interest, is irrevocable and is granted in consideration of Parent, Holdings and Merger Sub entering into this Agreement and the Merger Agreement (as applicable) and incurring certain related fees and expenses. The Shareholder shall perform such further acts and execute such further documents as may be required to vest in Parent the sole and absolute power to vote the Shareholder’s Subject Shares in the manner contemplated by Section 1.1. Notwithstanding the foregoing, the proxy granted by the Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

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Section 1.3.            Appraisal Rights.  The Shareholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement, this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 607.1301, et seq., of the Florida Business Corporation Act or other applicable law in connection with the Merger.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Parent and Holdings that:

Section 2.1.            Authorization. The Shareholder has full power and authority to execute and deliver this Agreement and to perform the obligations and consummate the transactions contemplated hereby. Each of the persons executing this Agreement on behalf of the Shareholder has full power and authority to execute and deliver this Agreement on behalf of the Shareholder and to thereby bind the Shareholder. The execution and delivery of this Agreement and the performance of obligations and consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms. If the Shareholder is married and his Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such spouse in accordance with its terms. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.2.            Non-Contravention. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Shareholder or by which any of his assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of his assets or properties (including any Subject Shares) is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform fully his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any (i) Governmental Entity, except for filings that

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may be required under the Exchange Act and the HSR Act or (ii) third party (including with respect to individuals, any spouse, and with respect to trusts, any co-trustee or beneficiary).

Section 2.3.            Ownership of Subject Shares. The Shareholder is the record and beneficial owner of the Subject Shares set forth beside his name on Schedule A hereto, free and clear of any lien and any other limitation or restriction (including any restriction on the right or power to vote, consent with respect to, or otherwise dispose of the Subject Shares, other than pursuant to this Agreement), and the Shareholder has good and valid title to such Subject Shares. Except for this Agreement, none of the Subject Shares is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of, or exercise of voting power with respect to, such shares. The Shareholder has and (except as otherwise expressly permitted by this Agreement) will have at all times through the Effective Time sole voting power, sole power to consent, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Section 4.1 hereof, and the sole right, power and authority to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

Section 2.4.            Total Subject Shares. Except for the Subject Shares and Company Stock Options set forth beside the Shareholder’s name on Schedule A hereto, the Shareholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

Section 2.5.            Information Supplied. None of the information provided by the Shareholder to be included in the Schedule 13E-3 or the Proxy Statement will, in the case of the Schedule 13E-3, as of the date of its filing and of each amendment or supplement thereto and, in the case of the Proxy Statement, (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (ii) at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.6.            Reliance by Parent and Merger Sub. The Shareholder understands and acknowledges that Holdings and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

Section 2.7.            Additional Representations. The Shareholder has carefully reviewed this Agreement and the Exhibits hereto, including, without limitation, Sections 5.1 and 5.2 of the Management Subscription Agreement (as defined in Section 4.3 below).

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Holdings, jointly and severally, hereby represents and warrants to the Shareholder that (i) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby are within its corporate or similar powers and have been duly authorized by all necessary corporate or similar action and (ii) this Agreement constitutes its valid and binding agreement.

ARTICLE IV
COVENANTS OF THE SHAREHOLDER

The Shareholder hereby covenants and agrees that:

Section 4.1.            No Interference; No Transfers.

(a)           Except pursuant to the terms of this Agreement, the Shareholder shall not, without the prior written consent of Parent or Merger Sub which may be withheld in their sole discretion, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of, exercise of voting power with respect to, or consent with respect to, any Subject Shares, (ii) voluntarily take any action that would or is reasonably likely to (x) make any representation or warranty contained herein untrue or incorrect in any material respect or (y) have the effect in any material respect of preventing the Shareholder from performing its obligations under this Agreement, or (iii) voluntarily sell, assign, transfer, pledge, encumber, distribute, gift or otherwise dispose of (including by merger or otherwise by operation of law) (collectively , a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer of any Subject Shares during the term of this Agreement, except for Transfers (A) to any person or entity who is subject to this Agreement or who becomes bound hereby as a Shareholder by operation of law, (B) solely for estate planning purposes, to any person or entity who becomes party to and bound by the terms of this Agreement as a Shareholder, and (C) upon the death of the Shareholder, pursuant to the terms of any trust or will of the Shareholder or by the laws of intestate succession, provided that such Shares shall remain subject to the terms of this Agreement. For purposes of this Section 4.1, the term “sell” or “sale” or any derivatives thereof shall include (i) a sale, Transfer or disposition of record or beneficial ownership, or both and (ii) a short sale with respect to Common Stock or substantially identical property, entering into or acquiring an offsetting derivative contract with respect to Common Stock or substantially identical property, entering into or acquiring a futures or forward contract to deliver Common Stock or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.

(b)           While this Agreement is in effect, the Shareholder shall notify Parent promptly in writing of the number of additional shares of Common Stock and/or the number of additional Company Stock Options acquired by the Shareholder after the date hereof, if any.

Section 4.2.            Other Transactions. The Shareholder shall not, and shall cause his Representatives not to, directly or indirectly (A) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers

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or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Alternative Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, (B) participate in any way in any negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to, or which could reasonably be expected to lead to, any Alternative Proposal; provided, however, that the Shareholder may (x) provide access or furnish information with respect to the Company and its Subsidiaries to any Person making an Alternative Proposal (and its Representatives) if at such time the Company is permitted to do so pursuant to a confidentiality agreement in accordance with Section 5.3 of the Merger Agreement and (y) engage in discussions or negotiations with the Person making an Alternative Proposal (and its Representatives) regarding such Alternative Proposal if at such time the Company is permitted to engage in, and is actually engaged in, discussions or negotiations with such Person regarding such an Alternative Proposal. The Shareholder will, and will cause his Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than Parent, Holdings, Merger Sub and their Representatives) that may be ongoing as of the date hereof with respect to or which could reasonably be expected to lead to an Alternative Proposal. The Shareholder shall also promptly (within 24 hours) advise Parent of the receipt of any request for information or any Alternative Proposal and provide a copy of such Alternative Proposal made in writing or the material terms and conditions of such request or Alternative Proposal to the extent not made in writing, and shall keep Parent promptly and reasonably apprised of any material developments, discussions and negotiations related thereto.

Section 4.3.            Execution of Certain Agreements. In connection with the consummation of the transactions contemplated by the Merger Agreement (including the Merger), the Shareholder shall execute and deliver to Parent and its subsidiaries that are party thereto (and Parent shall, and shall cause its subsidiaries that are party thereto to, execute and deliver to you) each of the following agreements:

(a)           an Executive Employment Agreement substantially in the form attached hereto as Exhibit 1 and a Physician Employment Agreement substantially in the form attached hereto as Exhibit 2;

(b)           a Management Stock Contribution and Unit Subscription Agreement (the “Management Subscription Agreement”), substantially in the form attached hereto as Exhibit 3;

(c)           a Securityholders Agreement substantially in the form attached hereto as Exhibit 4; and

(d)           an Amended and Restated Limited Liability Company Agreement of Parent containing terms consistent with the provisions of the term sheet attached hereto as Exhibit 5 and such other provisions as are reasonable and customary in a limited liability company agreement of such nature.

In addition, the Shareholder acknowledges and agrees that he will execute and deliver a management unit subscription agreement substantially in the form attached hereto as Exhibit 6 (the “Incentive Unit Subscription Agreement” and, together with the agreements

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described in (a) through (d) above, the “Transaction Agreements”) in connection with his purchase of units of limited liability company interest in Parent under the Incentive Plan (as defined in Section 5.2 below).

Section 4.4.            Contribution of Shares. Immediately prior to the consummation of the Merger, the Shareholder shall contribute the number of Subject Shares set forth beside the Shareholder’s name on Schedule B hereto (the “Contributed Shares”) to Parent pursuant to the Management Subscription Agreement.

Section 4.5.            Legend. At the request of Parent, a legend substantially in the following form may be stamped, printed or typed on the Shareholder’s certificates evidencing the Subject Shares:

“THE VOTING, SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SUPPORT AND VOTING AGREEMENT DATED AS OF                 , 2007, BY AND BETWEEN RADIATION THERAPY INVESTMENTS, LLC AND THE RECORD OWNER HEREOF, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF RADIATION THERAPY INVESTMENTS, LLC.”

Section 4.6.            Payment Waiver. The Shareholder hereby waives any payments that are “contingent upon a change in control”, within the meaning of Section 280G of the Code, including enhanced severance or termination benefits, enhanced compensation, tax gross ups or other “change of control” or similar payments that would become payable to the Shareholder as a result of the consummation of the Merger under any employment agreement, plan or other arrangements.

Section 4.7.            Further Assurances. Parent, Merger Sub and the Shareholder shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the agreements and transactions contemplated by this Agreement. In addition, the Shareholder shall support, and shall grant all approvals, and take all actions as are necessary or requested by Parent to ensure that any and all “fair price,” “affiliated transactions,” “moratorium,” “control share acquisitions” and other form of anti-takeover statute, provision or regulation shall not apply to, or adversely affect, the terms and provisions of this Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

ARTICLE V
COVENANTS OF PARENT

Section 5.1.            Execution of Certain Agreements. In connection with the consummation of the transactions contemplated by the Merger Agreement (including the Merger), Parent shall, and shall cause its subsidiaries that are party to the Transaction Agreements to, execute and deliver to the Shareholder each Transaction Agreement.

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Section 5.2.            Unit Incentive Plan. As soon as practicable after the Merger, Parent shall adopt a unit incentive plan substantially in the form attached hereto as Exhibit 7 (the “Incentive Plan”).

Section 5.3.            Issuance of Units.

(a)           At the closing contemplated by the Management Subscription Agreement, subject to the terms and conditions of the Management Subscription Agreement and upon delivery by the Shareholder to Parent of stock certificates representing the Contributed Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment, Parent shall issue to the Shareholder a number of preferred and common units of limited liability company interest in Parent that are of the same classes as those acquired by Vestar Capital Partners V, L.P. (“Vestar”), at the same price and in the same ratio of preferred units to common units as are acquired by Vestar, having an aggregate value equal to the value of the Contributed Shares, as such value is set forth on Schedule II hereto.

(b)           At the closing contemplated by the Incentive Unit Subscription Agreement, subject to the terms and conditions of the Incentive Unit Subscription Agreement and upon delivery by the Shareholder to Parent of the purchase price set forth in the Incentive Unit Subscription Agreement, Parent shall issue to the Shareholder a number of units of limited liability company interest in Parent as determined by the Board of Managers of Parent.

ARTICLE VI
MISCELLANEOUS

Section 6.1.            Termination; Amendments. This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement pursuant to its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder except that (i) the obligations of each party under this Article VI shall survive termination and (ii) such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and signed by each party to this Agreement.

Section 6.2.            Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.3.            Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that each of Parent and Holdings may transfer or assign its rights and obligations to any affiliate of Parent; provided further that no such transfer or assignment shall relieve Parent or Holdings of its obligations hereunder. Any purported assignment without such consent shall be void. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Subject Shares and shall be binding upon any Person to whom

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legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s heirs, guardians, administrators or successors.

Section 6.4.            Governing Law; Consent to Jurisdiction. This Agreement, and the rights and obligations of the parties and all actions arising in whole or in part under or in connection herewith, shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applicable. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the appropriate courts of the State of Florida or the United States District Court for the Middle District of Florida to the exclusion of any other forum or court. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 6.4, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 6.7 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6.7 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.

Section 6.5.            Counterparts; Effectiveness. This Agreement may be executed and delivered (including by facsimile transmission, e-mail or otherwise) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 6.6.            Severability. The parties intend this Agreement to be enforced as written. If any term or other provision of this Agreement is held or found to be invalid, illegal or incapable of being enforced by any rule of law or public policy or order or ruling of any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions

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contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.7.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)           If to Parent or Holdings:

Radiation Therapy Investments, LLC

c/o Vestar Capital Partners V, L.P.

245 Park Avenue, 41st Floor

New York, NY 10167

Attention: James L. Elrod, Jr.

Facsimile: (212) 808-4922

with copies (which shall not constitute notice) to:

Vestar Capital Partners V, L.P.

245 Park Avenue, 41st Floor

New York, NY  10167

Attention: General Counsel

Facsimile: (212) 808-4922

Kirkland & Ellis LLP

Citigroup Center

153 E. 53rd Street

New York, NY 10022

Attention: Michael Movsovich

Facsimile: (212) 446-4900

(b)           If to the Shareholder, to the address shown beneath the Shareholder’s name on the signature page attached hereto, with copies (which shall not constitute notice) to:

Radiation Therapy Services, Inc.

2234 Colonial Boulevard

Fort Myers, Florida 33907

Attention: Chief Executive Officer

Facsimile: (239) 931-7380

and

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Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard, Suite 2800

Tampa, Florida  33602

Attn:  Darrell C. Smith

Facsimile: (813) 229-1660

Section 6.8.            Interpretation. As used in this Agreement (including exhibits, schedules and amendments), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. The words “beneficial ownership” and “owned beneficially” and words of similar import when used in this Agreement shall be deemed to mean “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 6.9.            Specific Performance. Each party hereto acknowledges and agrees that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, the other party or parties would suffer immediate and irreparable harm for which payment of money would not compensate them. Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without proof of actual damages or the posting of bond or other security, in addition to any other remedy to which they may be entitled at law or equity.

Section 6.10.          No Waiver. The terms and provisions hereof may not be waived except by an instrument signed by or on behalf of the party waiving compliance. The failure of any party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligations under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or demand such compliance.

Section 6.11.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.12.          Acknowledgment. Each of Parent and Merger Sub acknowledges that the Shareholder has entered into this Agreement solely in its capacity as the record and/or beneficial (as applicable) owner of the Subject Shares and nothing herein shall limit or affect any actions

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taken by the Shareholder, or require the Shareholder to take any action, in his or her capacity as an officer or director of the Company, including to disclose information acquired solely in his capacity as an officer or director of the Company, and any actions taken by (or failure to take any actions by) any Shareholder in such capacity shall not be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RADIATION THERAPY INVESTMENTS, LLC

By:	/s/Erin L. Russell
Name: Erin L. Russell
Title: Vice President

RADIATION THERAPY SERVICES HOLDINGS, INC.

By:	/s/Erin L. Russell
Name: Erin L. Russell
Title: Vice President

/s/Daniel E. Dosoretz
Daniel E. Dosoretz

(Signature Page to the Support and Voting Agreement)

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Schedule A

Shareholder Name	Common Stock (including restricted Common Stock)	Company Stock Options
Daniel E. Dosoretz	3,493,950	403,077

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Schedule B

Shareholder Name	Contributed Shares	Value
Daniel E. Dosoretz	1,384,616	$45,000,020

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Exhibit 1 to Support and Voting Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”), dated as of             , 2008, by and among RADIATION THERAPY SERVICES HOLDINGS, INC., a Delaware corporation (“Holdings”), RADIATION THERAPY SERVICES, INC., a Florida corporation (the “Company”), and DANIEL E. DOSORETZ (“Executive”).

WHEREAS, the Company is engaged in the business of providing radiation therapy services to cancer patients;

WHEREAS, the Executive is currently employed by the Company as its Chief Executive Officer and is a licensed radiation oncologist who provides medical services at the Company’s radiation therapy centers;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Radiation Therapy Investments, LLC, a Delaware limited liability company, Holdings and RTS MergerCo, Inc., a Florida corporation (“Merger Sub”), dated as of October 19, 2007, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and a wholly-owned subsidiary of Holdings;

WHEREAS, the Executive and the Company are currently parties to an Executive Employment Agreement dated as of April, 2004 (the “Prior Executive Agreement”), and the Executive is currently party to a Physician Employment Agreement, dated as of April, 2004, with 21st Century Oncology, Inc. (“21st Century Oncology”), a Florida corporation and wholly-owned subsidiary of the Company (the “Prior Physician Agreement” and, together with the Prior Executive Agreement, the “Prior Agreements”), which Prior Agreements will be superseded by this Agreement and a new Physician Employment Agreement (the “Physician Agreement”) contingent upon the closing of the Merger;

WHEREAS, the Company wishes to assure itself of the continued services of the Executive for the period provided in this Agreement and the Executive is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.             EMPLOYMENT. The Company hereby agrees to employ the Executive upon the terms and conditions herein contained, and the Executive hereby agrees to accept such employment for the term described below. The Executive agrees to serve as the Company’s President and Chief Executive Officer during the term of this Agreement. In such capacity, the Executive shall have the authorities, functions, powers, duties and responsibilities that are customarily associated with such positions and as the board of directors of the Company (the “Board”) may reasonably assign to him from time to time consistent with such positions. The parties have outlined certain of the material aspects of Executive’s responsibilities and authority on the attached Exhibit A. Holdings shall use its best efforts to cause the Executive to be a member of the Company’s Board throughout the term of this Agreement and shall include the Executive in the management slate for election as director.

Throughout the term of this Agreement, the Executive shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company. The Executive currently serves on the board of directors of the entities set forth on the attached Exhibit B. Nothing herein shall preclude Executive from (i) providing physician services for up to two (2) days per week pursuant to the Physician Agreement, (ii) serving or continuing to serve on the board of directors of entities that do not compete with the Company and to the extent such service does not materially interfere with Executive’s performance under this Agreement or the Physician Agreement; provided that Executive will not agree to serve or actually serve on the board of directors of any entity for which he has not previously served without first notifying the Board or (iii) serving or continuing to serve on the boards or advisory committees of medical, charitable or other similar organizations to the extent such service does not materially interfere with Executive’s performance under this Agreement or the Physician Agreement. As periodically requested by the Board, Executive shall use commercially reasonable efforts to assist the Board in determining whether Executive’s membership on the board of directors or any other involvement with any entity could reasonably be expected to result in health care compliance issues or liability for the Company or any of its subsidiaries, affiliates and/or joint ventures and to take such actions as are reasonably requested by the Board to remedy and/or mitigate any such issues or liability identified by the Board.

2.             TERM OF AGREEMENT. The initial five (5) year term of employment under this Agreement shall commence as of the date of closing of the Merger (the “Effective Date”). After the expiration of such initial 5 year employment period, the term of the Executive’s employment hereunder shall automatically be extended without further action by the parties for successive two (2) year renewal terms, provided that if either party gives the other party at least one hundred twenty (120) days advance written notice of its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the current term.

Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately before the end of the initial term or any renewal term, subject to a continuing obligation to make the payments, if any, required under Section 6 below, if the Executive (i) becomes Disabled (as defined in Section 6(c) below), (ii) is terminated by the Company for Cause or without Cause or (iii) voluntarily terminates his employment for Good Reason or for any other reason or no reason before the then current term of this Agreement expires.

3.             EXECUTIVE COMPENSATION.

(a)           Annual Base Salary. Subject to Section 5 below, the Executive shall receive an annual base salary during the term of this Agreement at a rate of not less than One Million Five Hundred Thousand Dollars ($1,500,000) (as adjusted from time to time pursuant to this Agreement, the “Base Salary”), payable in installments consistent with the Company’s normal payroll schedule. The Board or its Compensation Committee (the “Compensation Committee”) shall review this Base Salary at annual intervals, and may, but shall not be obligated to, adjust the Base Salary from time to time as the Board or the Compensation Committee deems to be appropriate.

(b)           Performance Incentive Bonus. The Executive shall also be entitled to receive an annual performance-based incentive bonus from the Company during the term of this Agreement with a target bonus amount not less than $1,500,000 per annum (as the Board may, but shall not be obligated to adjust from time to time, the “Target Bonus”), the actual amount of the bonus to be determined by the Board, in good faith, on an annual basis pursuant to a bonus plan based on factors including, without limitation, the Company’s achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net debt targets (the “Bonus Plan”); provided, that Executive’s 2008 Bonus shall be determined as set forth on Exhibit C. The bonus amount to be paid to the Executive in any given year pursuant to the Bonus Plan shall be referred to as the Executive’s “Bonus.”  The Bonus shall be paid to the Executive within thirty (30) days following the availability of the Company’s annual financial statements and shall be payable in cash.

4.             ADDITIONAL COMPENSATION AND BENEFITS. The Executive shall receive the following additional compensation and welfare and fringe benefits:

(a)           Participation in Benefit Plans. The Executive shall be eligible to participate in the employee benefit plans and programs maintained by the Company from time to time for its executives, or for its employees generally, including without limitation any life, medical, dental, accidental and disability insurance and profit sharing, pension, retirement, savings, stock option, incentive stock and deferred compensation plans, in accordance with the terms and conditions as in effect from time to time.

(b)           Vacation. The Executive shall be entitled to no less than six weeks of vacation (or such greater vacation benefits as may be provided in the future by the Board or Compensation Committee) during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

(c)           Business Expenses. The Company shall reimburse the Executive for all reasonable expenses he incurs in promoting the Company’s business, including expenses for travel, entertainment of business associates, service and usage charges for business use of cellular phones, PDA or Blackberry, laptop computer, computer at home and at work, personal secretary and similar items, upon presentation by the Executive from time to time of an itemized account of such expenditures.

(d)           Other. In addition to the benefits provided pursuant Sections 4(a), 4(b) and 4(c), the Executive shall be eligible to participate in such other executive compensation and retirement plans of the Company as are available generally to other officers, and in such welfare benefit plans, programs, practices and policies of the Company as are generally applicable to other key employees, including any deferred compensation plan made generally available to the senior officers of the Company. The Company will use commercially reasonable efforts to obtain on behalf of Executive long-term disability insurance coverage at the Company’s expense during the term of the Agreement on such terms and conditions as are standard in the industry. Executive shall be entitled to use the Company’s corporate jet in a manner consistent with past practice,

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and, in addition to use of the plane in connection with the conduct of business on behalf of the Company, he will be entitled to 200 hours of usage for personal use.

5.             PHYSICIAN AGREEMENT. The compensation set forth in Section 3 above is intended to compensate Executive for the services he provides while President and Chief Executive Officer. If the Physician Agreement is terminated for any reason, but this Agreement is not terminated, the Agreement shall remain in full force and effect except that Executive’s annual base salary shall be increased to Two Million Dollars ($2,000,000) and subsection (i) of Section 1 of this Agreement shall be deemed to be of no further force or effect.

6.             PAYMENTS UPON TERMINATION.

(a)           Involuntary Termination. If the Executive’s employment is terminated by the Company during the term of this Agreement, the Executive shall be entitled to receive his Base Salary accrued and unpaid through the date of termination (the “Termination Date”) and his earned and unpaid Bonus, if any, for the fiscal year ending prior to the Termination Date. The Executive shall also receive any nonforfeitable benefits already earned and payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan. The payments and benefits that the Executive shall be entitled to pursuant to this Section 6(a) are collectively referred to as the Executive’s “Accrued Compensation”.

(b)           Severance Payments. If the Executive’s employment is terminated (i) by the Company without Cause or (ii) by the Executive for Good Reason, in addition to payment of the Accrued Compensation, the Company shall also be obligated to make a series of monthly payments to the Executive for a period of twenty four (24) months immediately following the Termination Date; provided, however, in the event the Executive is terminated prior to the second anniversary of the Effective Date, such twenty-four month period shall be extended to thirty-six (36) months. Each monthly payment shall be equal to one-twelfth (1/12th) of the sum of (x) the Executive’s annual Base Salary, as in effect on the Termination Date, plus (y) the amount equal to the (i) sum of the Executive’s Bonus for the three prior years divided by (ii) three; provided that for purposes of this Section 6(b), Executive’s 2006 and 2007 Bonus shall each be deemed to be $1,500,000. Executive shall also be permitted, to the extent permitted under applicable law, to continue to participate at the Company’s expense in all benefit and insurance plans, coverage and programs in which he was participating immediately prior to the Termination Date, for a period of one (1) year from the Termination Date (Executive will reasonably cooperate with the Company to facilitate the continuation of such benefits, including, without limitation, electing “COBRA” coverage as required by the Company). Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this paragraph.

(c)           Disability. The Company shall be entitled to terminate this Agreement, if the Board determines that the Executive has been unable to attend to his duties for at least one-hundred and twenty (120) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the

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Board that such condition prevents the Executive from resuming full performance of his duties at such time and during the succeeding 120 days or is likely to continue for an indefinite period (any such condition, a “Disability”). If the Company terminates this Agreement due to Executive’s Disability, the Executive shall be entitled to receive the Accrued Compensation and any disability benefits payable pursuant to any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

(d)           Termination for Cause. If the Executive’s employment is terminated by the Company for Cause, the amount the Executive shall be entitled to receive from the Company shall be limited to the Accrued Compensation.

For purposes of this Agreement, the term “Cause” shall be limited to (i) any action by the Executive involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; (ii) the Executive being convicted of or entering a plea of guilty or no contest or similar plea with respect to, a felony; (iii) the Executive being convicted of or entering a plea of guilty or no contest or similar plea with respect to, any lesser crime or offense (x) committed in connection with the performance of his duties hereunder, (y) involving fraud, dishonesty or moral turpitude or (z) that causes the Company or any of its subsidiaries a substantial and material financial detriment; (iv) substantial neglect or willful misconduct in carrying out Executive’s material duties (other than resulting from the Executive’s Disability) or violations of policies of the Company and/or its subsidiaries resulting in material harm to the Company or any of its subsidiaries; (v) substantial and repeated failure, refusal or inability (except where due to illness or Disability) to perform Executive’s material duties hereunder or (vi) termination of the Physician Agreement for Cause. Notwithstanding the foregoing, no termination pursuant to subsection (iv) or (v) shall be treated as termination for Cause unless the Board has provided the Executive with written notice specifying in reasonable detail the alleged Cause for termination and the Cause is not cured within 30 days after the date of such notice.

(e)           Voluntary Termination by the Executive. If the Executive resigns or otherwise voluntarily terminates his employment and the termination is not for Good Reason, the Executive shall only be entitled to the Accrued Compensation upon such termination.

For purposes of this Agreement, a termination by the Executive shall be for “Good Reason” if the Executive resigns during the period of three months after the date the Executive is (i) assigned to a position other than President and Chief Executive Officer of the Company (other than any such assignment for Cause or by reason of Disability) without the Executive’s consent, (ii) assigned duties materially inconsistent with such position (other than any such assignment for Cause or by reason of Disability) without the Executive’s consent, and such assignment is not rectified within 15 business days after written notice to the Company, (iii) transferred to a geographic location of employment more than 30 miles from the current location of employment without the Executive’s consent, (iv) directed to report to anyone other than the Board, without the Executive’s consent or (v) the Company materially breaches any material

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term of this Agreement; provided that no breach of this Agreement by the Company shall be deemed to constitute “Good Reason” unless the Executive provides the Board with written notice specifying in reasonable detail the alleged breach and such breach is not cured within 30 days after the date of such notice.

(f)            Release. In order to receive the payment(s) provided for in this Section 6, Executive must execute and deliver to the Company a release substantially similar to the form attached hereto as Exhibit D.

(g)           In the event that any payment or benefits received or to be received by Executive pursuant to this Agreement (“Benefits”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any comparable successor provisions, and (ii) but for this subsection, would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then the Benefits shall be either: (i) provided to Executive in full, or (ii) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by an accountant selected by the mutual agreement of Executive and the Company (the “Accountant”). The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this subsection.

(h)           The term “Base Salary” as used in this Section 6 shall include the amount of Base Salary (as defined in the Physician Agreement) in effect immediately prior to such termination under the Physician Agreement.

7.             DEATH. If the Executive dies during the term of this Agreement, the Company shall pay to the Executive’s estate a lump sum payment equal to the sum of (i) the Executive’s Accrued Compensation, plus (ii) the product of (x) the Board’s good faith estimated annual Bonus for the fiscal year during which the death occurs based on the performance of the Company at the time of death and (y) a fraction, the numerator of which is the number of whole and partial months in the fiscal year in which the death occurs through the date of death, and the denominator of which is 12. In addition, the death benefits payable by reason of the Executive’s death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by the Executive in accordance with the terms of the applicable plan or plans.

8.             WITHHOLDING. The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

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9.             PROTECTION OF CONFIDENTIAL INFORMATION. The Executive agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company’s customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company’s prior written consent), while in the employ of the Company or at any time thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a “need to know.” The Executive shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or at any time after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure, except if such information is in the public domain as a result of the Executive’s actions in contravention of this Section 9.

The Executive recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company’s reliance on and confidence in the Executive.

10.          PROHIBITION OF CERTAIN ACTIVITIES.

(a)           Prohibited Activities. In consideration of the transactions contemplated hereby and the payment of the Merger Consideration (as defined in the Merger Agreement), the Executive hereby covenants and agrees that he will not, for a period beginning on the date of this Agreement and ending on the later of (a) the fifth anniversary of this Agreement and (b) three (3) years after such Executive’s Termination Date, (i) engage in any business activities for himself or on behalf of any enterprise in any capacity or own any interest in any entity which compete or are competitive with the Company in the business of organizing, establishing, developing, providing or managing radiation therapy services or services ancillary thereto, in any state in which the Company, its subsidiaries, affiliates and/or any of its joint ventures then operate or has plans to operate as of the Executive’s Termination Date, (ii) interfere or disrupt or attempt to interfere or disrupt, the relationships between the Company, its subsidiaries, affiliates and/or joint ventures and any patient, referral source or supplier or other person having business relationships with the Company, its subsidiaries, affiliates and/or joint ventures, (iii) solicit, induce or hire, or attempt to solicit, induce or hire, any employee of the Company, its subsidiaries, affiliates and/or joint ventures or (iv) publish or make any disparaging statements about the Company, any affiliate of the Company, or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public (the activities described in clauses (i) through (iv) above, collectively, “Prohibited Activities”). Notwithstanding the foregoing, this Section 10(a) will be of no force and effect for the period (the “Toll Period”) during which the Company fails to make the payments, if any, required under Section 6(b) and such payments are in fact due and payable pursuant to Section 6(b), provided that the Toll Period shall not take effect unless the Executive provides the Board with written notice that such payments are due and payable and the Company does not make such payments

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within 30 days after the date of such notice; provided, however that the following shall not be deemed Prohibited Activities under clause (i) above: (x) owning an ownership interest or participation on the board of directors during the term of this Agreement or thereafter in (i) activities related to imaging initiatives, it being understood that such activities are not and will not become competitive with the business of the Company, its subsidiaries, managed practices and/or any of its joint ventures, (ii) pharmacies, (iii) banks or (iv) health care related insurance companies, PPOs and HMOs; provided that (A) Executive’s participation with any entity listed in clause (x) does not materially interfere with Executive’s performance under this Agreement or the Physician Agreement and (B) no entity listed in clause (x) owns or operates and is not under common control with any entity that owns or operates radiation therapy services or (y) engaging in the practice of medicine, individually or as part of a group practice of five (5) or less radiation oncologists following the termination or expiration of this Agreement; provided, that neither the Executive’s individual or group practice (i) has affiliated relationships with any other physician practices or (ii) has more than one geographic location. The Executive will be deemed to be engaged in Prohibited Activities if he engages or participates in any entity that engages in Prohibited Activities or becomes affiliated with any person who engages in Prohibited Activities as an employee, officer, director, consultant, agent, partner, proprietor or other participant; provided, that the ownership of no more than 2 percent of the stock of a publicly traded corporation shall not be deemed participation in or affiliation with an entity or person so long as the Executive has no other connection or relationship with such entity or person.

(b)           Non-Compete Payment. As additional consideration for the Executive’s covenants and agreements set forth in Section 10(a) above, the Company shall pay the Executive $6,000,000 in cash, payable in three equal installments on the Effective Date and the first and second anniversary of the Effective Date (any such payment, a “Non-Compete Payment”); provided, that the Company shall have no further obligation to make any Non-Compete Payment if the Executive materially breaches such Executive’s obligations set forth in Section 10(a) above. All Non-Compete Payments shall be made to the Executive by the Company’s delivery of a check or wire transfer of immediately available funds.

11.          INJUNCTIVE RELIEF. The Executive acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company’s right to claim and recover damages.

It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Executive, no such provision of this Agreement shall be rendered void but

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shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

The Executive acknowledges and confirms that (a) the restrictive covenants contained in Sections 9 and 10 hereof are reasonably necessary to protect the legitimate business interests of the Company, and Holdings’ interests as the purchaser of the Company for substantial consideration, a significant portion of which was paid to Executive and (b) the restrictions contained in Sections 9 and 10 hereof (including without limitation the length of the term of the provisions of Sections 9 and 10 hereof) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full and faithful observance of each of the covenants contained in Sections 9 and 10 hereof will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of Sections 9 and 10 hereof. The Executive further acknowledges that the restrictions contained in Sections 9 and 10 hereof are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns.

If the Executive shall be in violation of any provision of Sections 9 and 10, then each time limitation set forth in the applicable section shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in Sections 9 and 10 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

Sections 8 through 18 of this Agreement shall survive the termination or expiration of this Agreement.

12.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by telecopy or facsimile (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

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(a)           If to the Company:

Radiation Therapy Services Holdings, Inc.
c/o Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
New York, NY 10167
Attention: James L. Elord, Jr.
Facsimile: (212) 808-4922

with copies (which shall not constitute notice) to:

Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Attention: General Counsel
Facsimile: (212) 808-4922

Kirkland & Ellis LLP
Citigroup Center
153 E. 53rd Street
New York, NY 10022
Attention: Michael Movsovich
Facsimile: (212) 446-4900

(b)           If to the Executive, below the Executive’s signature, and if to the Executive’s legal representative, to such Person at the address of which the Company is notified in accordance with this Section 12, in each case with a copy to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, Florida  33602
Attn:  Darrell C. Smith
Facsimile: (813) 229-1660

13.          SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

14.          ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive. The Company may assign this Agreement to any of its subsidiaries or affiliates.

15.          ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties and shall supersede the Prior Agreements and any other previous contracts, arrangements or understandings between the Company and the Executive related to employment. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

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16.          GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.

17.          SUBMISSION TO JURISDICTION. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Florida, and each of the Company and the Executive hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Executive and the Company hereby irrevocably each waive any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Florida, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum

18.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

19.          HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

20.          WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

21.          COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

RADIATION THERAPY SERVICES HOLDINGS, INC.

By:
Name:
Title:

RADIATION THERAPY SERVICES, INC.

By:
Name:
Title:

EXECUTIVE:

Daniel E. Dosoretz, M.D.

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Exhibit 2 to Support and Voting Agreement

PHYSICIAN EMPLOYMENT AGREEMENT

THIS PHYSICIAN EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of            ,        2008 by and between 21ST CENTURY ONCOLOGY, INC., a Florida corporation (“21st Century”) or its assignee and DANIEL E. DOSORETZ, M.D. (“Physician”).

WITNESSETH:

WHEREAS, 21st Century is a Florida corporation that operates as a multi-specialty physician group practice specializing in cancer care and treatment (“Group”);

WHEREAS, 21st Century is subsidiary of Radiation Therapy Services, Inc. (“RTSI”), a Florida corporation that has ownership interests in other corporations (the “Affiliates”) that operate physician practices and radiation therapy centers (“Centers”);

WHEREAS, RTSI has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among RTSI, Radiation Therapy Investments, LLC, a Delaware limited liability company, Radiation Therapy Services Holdings, Inc., a Delaware corporation (“Holdings”) and RTS MergerCo, Inc., a Florida corporation (“Merger Sub”), dated as of October 19, 2007, pursuant to which Merger Sub will merge with and into RTSI (the “Merger”), with RTSI as the surviving corporation in the Merger and a wholly-owned subsidiary of Holdings;

WHEREAS, Physician is a radiation oncologist who is licensed to practice medicine in Florida;

WHEREAS, Physician and the Company are currently parties to a Physician Employment Agreement dated as of April, 2004, which will be superseded by this Agreement contingent upon the closing of the Merger;

WHEREAS, Physician is concurrently herewith entering into an Executive Employment Agreement (the “Executive Agreement”) with Holdings and RTSI; and

WHEREAS, 21st Century wishes to engage Physician to provide medical services as a radiation oncologist according to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the promises hereinafter contained, the parties agree as follows:

1.             TERM. Subject to the conditions set forth below, Physician agrees to provide services as a radiation oncologist at locations specified pursuant to this Agreement to such persons as are accepted by 21st Century as patients of the Group. Unless terminated earlier by either party as provided herein, this Agreement shall be for five (5) years beginning the date hereof, and shall be automatically renewed for consecutive two (2) year terms thereafter on the anniversary date of this Agreement unless either party gives written notice to the other party at least one hundred twenty (120) days in advance of the renewal date of its intent not to renew the Agreement.

2.             ACCEPTANCE BY PHYSICIAN. Physician agrees to provide medical services for the Group on the terms and conditions herein set forth. Physician shall practice at such locations as are mutually agreed and it is contemplated that Physician will work up to two (2) days per week under this Agreement while the Executive Agreement is in effect. Throughout the term of this Agreement and any renewal period hereof, Physician will be licensed to practice medicine in the State of Florida and/or such other states as mutually agreed. Physician agrees that in the rendition of such professional services for the

Group, Physician will comply with the reasonable policies, standards and regulations of 21st Century established from time to time. This Agreement is exclusive in favor of 21st Century and Physician may not perform services for other providers of radiation therapy or oncology services without the prior written approval of 21st Century. Nothing in this Agreement shall be deemed to preclude Physician from (i) serving or continuing to serve as an officer or on the Board of Directors of entities that do not compete with 21st Century to the extent such service does not materially interfere with Physician’s performance under this Agreement or (ii) serving or continuing to serve on the board or advisory committees of medical, charitable or other similar organizations.

3.             COMPENSATION. 21st Century agrees to pay Physician for the services provided hereunder a base annual salary of Five Hundred Thousand Dollars ($500,000) (“Base Salary”). 21st Century shall pay all medical malpractice insurance premiums related to Physician’s employment including “tail” coverage after termination or expiration of this Agreement.

4.             TERMINATION.

(a)           The Physician may at any time voluntarily terminate this Agreement prior to the end of the term with or without giving notice.

(b)           21st Century may terminate this Agreement for “Cause” upon the occurrence of any of the following events:

(i)            A final and unappealable suspension, revocation, or cancellation of Physician’s license or right to perform medical services in the State of Florida, other than for any revocation or cancellation of Physician’s license as a result of failure to renew or other clerical error that is cured within 30 days following notice of cancellation or revocation to Physician;

(ii)           The final and unappealable placing or imposing of any restrictions or limitations, by any governmental authority having jurisdiction over Physician, upon Physician so that Physician cannot engage in the medical services contemplated hereunder, other than as a result of any clerical error that is cured within 30 days following notice of cancellation or revocation to Physician;

(iii)          Physician shall willfully or with gross negligence fail or refuse to materially comply after reasonable notice with the reasonable policies, standards, and regulations of 21st Century from time to time established or engage in gross misconduct resulting in material economic harm to 21st Century;

(iv)          Physician is convicted of a felony;

(v)           Physician is convicted of a crime or offense committed in connection with his duties hereunder; or

(vi)          Physician is terminated or excluded from the Medicare or Medicaid program as a participating physician.

Notwithstanding the foregoing, no termination pursuant to subsection (iii) shall be treated as termination for Cause unless 21st Century has provided the Physician with written notice specifying in reasonable detail the alleged Cause for termination and the Cause is not cured within 30 days after the date of such notice.

(c)           21st Century may terminate this Agreement without Cause at any time.

(d)           21st Century may terminate this Agreement if Physician has been unable to attend to his duties for at least one hundred and twenty (120) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to 21st Century that such condition prevents Physician from resuming full performance of his duties at such time and during the succeeding 120 days or is likely to continue for an indefinite period.

(e)           This agreement will automatically terminate upon Physician’s death.

(f)            If the Executive Agreement is terminated for any reason, 21st Century shall have the right, but not the obligation to terminate this Agreement, without any liability or obligation to the Physician, other than any Accrued Compensation payable pursuant to Section 5.

(g)           If the Executive Agreement is terminated for any reason, but this Agreement is not terminated, this Agreement shall remain in full force and effect except that (i) the Physician’s Base Salary shall be increased to One Million Five Hundred Thousand Dollars ($1,500,000), (ii) Physician shall be required to work five (5) days per week rather than up to two (2) days per week and (iii) Physician shall be eligible to participate in such other bonus and benefit plans afforded other senior physicians of the Company and receive comparable fringe benefits to such other senior physicians.

5.             TERMINATION PAYMENTS. If this Agreement is terminated for any reason during the term of this Agreement, the Physician shall be entitled to receive his Base Salary accrued and unpaid through the date of termination ( the Physician’s “Accrued Compensation”).

6.             NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

(a)           During the term of this Agreement and any renewal period, Physician shall not undertake any professional service except as directed and authorized by 21st Century and shall not engage in any profession other than the rendition of the professional services as directed by 21st Century, other than pursuant to the Executive Agreement.

(b)           In consideration of the transactions contemplated hereby and the payment of the Merger Consideration (as defined in the Merger Agreement), a substantial portion of which was paid to Physician, in the event of the termination of this Agreement for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with 21st Century, or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of 21st Century regularly admit or treat patients, (ii) within any county in which 21st Century, RTSI or any of their Affiliates operate a Center, or (iii) or within a radius of twenty-five (25) miles of any location where 21st Century provides physician or radiation therapy services, or 21st Century, RTSI or any of their Affiliates operate a Center, for a period beginning on the date of this Agreement and ending on the later of (a) the fifth anniversary of this Agreement and (b) three (3) years after the date of such actual termination of this Agreement. Notwithstanding anything to the contrary, the Physician may practice medicine, individually or as part of a group practice of five (5) or less radiation oncologists following the termination or expiration of this Agreement; provided, that neither the Physician’s individual nor group practice (i) has affiliated relationships with any other physician practices or (ii) has more than one geographic location. The purpose of this covenant is to protect 21st Century from the irreparable harm it will suffer if Physician competes with 21st Century, and having been introduced to 21st Century’s personnel and patients and after learning special medical procedures used by 21st Century’s physician providers, 21st Century’s business procedures, office and practice policies, and the special and confidential professional procedures developed by 21st Century.

(c)           The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section 6(b) (the “Covenant Not to Compete”), 21st Century will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause 21st Century to suffer irreparable harm. The parties agree that 21st Century’s remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

(d)           In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, this Section 6 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

(e)           RTSI shall be a third party beneficiary of this Section 6 to the extent permitted by law.

7.             21ST CENTURY’S RIGHT TO INCOME. All fees, compensation, monies, and other things of value charged by 21st Century and received or realized as a result of the rendition of medical services by Physician pursuant to this Agreement shall belong to and be paid and delivered to 21st Century.

8.             PHYSICIAN EXPENSES. 21st Century shall pay the reasonable business expenses as are incurred by Physician upon presentation by Physician of an itemized account of such expenditures.

9.             VACATION AND TIME AWAY. Physician shall be entitled to no less than six (6) weeks (in the aggregate under this Agreement and the Executive Agreement) vacation with pay during each year of this Agreement. Physician may take additional time away from the practice to attend professional meetings and seminars with the reasonable expenses paid for by 21st Century with the prior approval of 21st Century. All time away from practice, including time for vacation and continuing medical education, shall be scheduled with 21st Century. Physician shall be responsible for arranging coverage during Physician’s absences for vacation and continuing medical education and shall inform 21st Century of such coverage arrangements.

10.          NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be sufficient if in writing and if sent by registered mail to either party at its last known residence.

11.          GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

12.          ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties regarding Physician’s provision of medical services at the Centers and supersedes all previous negotiations, discussions, and agreements between the parties. Any amendments or modifications to this Agreement shall be made in writing only and shall be by agreement of 21st Century and Physician.

13.          ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the parties. This Agreement may not be assigned by Physician without the prior written consent 21st Century.

14.          SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

15.          HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

16.          WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

17.          COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

18.          SUBMISSION TO JURISDICTION. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Florida, and each of the Company and Physician hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Physician and the Company hereby irrevocably each waive any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Florida, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum

19.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

21ST CENTURY ONCOLOGY, INC.

By:

Title:

“PHYSICIAN”

Daniel E. Dosortez, M.D.

Exhibit 3 to Support and Voting Agreement

MANAGEMENT STOCK CONTRIBUTION
AND UNIT SUBSCRIPTION AGREEMENT

(Preferred Units and Class A Units)

THIS MANAGEMENT STOCK CONTRIBUTION AND UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of                     , 2008, by and between Radiation Therapy Investments, LLC, a Delaware limited liability company (the “Company”) and the individual named on the signature page attached hereto (the “Executive”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Limited Liability Company Agreement, dated as of                        , 2008, entered into by and among the members of the Company (as amended from time to time in accordance with its terms, the “LLC Agreement”).

WHEREAS, the Executive is an employee and shareholder of Radiation Therapy Services, Inc., a Florida corporation (“RTS”), and is one of several persons who are or will be key employees of the Company and/or one or more of its subsidiaries and who will hold interests in the Company (such persons, collectively with the Executive, the “Management Investors”);

WHEREAS, RTS has entered into an Agreement and Plan of Merger with Radiation Therapy Services Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Holdings”), RTS MergerCo, Inc., a Florida corporation and wholly owned subsidiary of Holdings (“Merger Sub”), and the Company, dated as of October 19, 2007 (as amended from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into RTS (the “Acquisition”) in accordance with the terms and conditions of the Merger Agreement and the relevant provisions of the Florida Business Corporation Act, and RTS shall be the surviving corporation in the Acquisition and a wholly-owned subsidiary of Holdings;

WHEREAS, prior to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Executive is the record and beneficial owner of the number of shares of RTS’ common stock, par value $0.0001 per share (the “Shares”), set forth on Schedule I attached hereto; and

WHEREAS, on the terms and subject to the conditions hereof and pursuant to Section 721(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Executive desires to contribute certain of the Shares in exchange for the Preferred Units (the “Preferred Units”) and Class A Units (the “Class A Units”) in the Company, in each case in the amounts set forth on Schedule II attached hereto.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.             Definitions.

1.1.          Acquisition. The term “Acquisition” shall have the meaning set forth in the preface.

1.2.          Activity Date. The term “Activity Date” shall mean, in the event the Executive engages in any Prohibited Activity, the first date on which Executive engages in such Prohibited Activity.

1.3.          Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.4.          Applicable Federal Rate. The term “Applicable Federal Rate” shall have the meaning set forth in Section 1274 of the Code.

1.5.          Board. The term “Board” shall mean the board of managers of the Company.

1.6.          Call Option Exercise Period. The term “Call Option Exercise Period” shall have the meaning set forth in Section 5.2(a).

1.7.          Cause. The term “Cause” used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean the termination of Executive’s employment only because the Board determines that one or more of the following events have occurred: (i) any act or omission that constitutes a material breach by such Executive of any of his material obligations under this Agreement or any employment agreement which remains uncured for 20 days after written notice to such Executive specifying in reasonable detail the nature of such breach; (ii) the willful refusal and continued failure of such Executive to substantially perform the material duties (including, without limitation, full cooperation in any audit or investigation involving the Company and/or its subsidiaries) reasonably required of him (except termination due to death or permanent disability) after demand for performance is delivered by the Board, in writing, specifically identifying the manner in which the Board in good faith determines that such Executive has not performed his material obligations and such Executive fails to perform as required within 20 days after such demand is made; (iii) conviction of such Executive of any willful and material violation of any federal or state law or regulation directly related to the business of the Company or any of its subsidiaries, material violation of any policies of the Company and/or its subsidiaries, or indictment or conviction of such Executive for a felony, or conviction of such Executive of any willful perpetration of a common law fraud; or (iv) any other willful misconduct by such Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to the Company or any of its subsidiaries or affiliates (for the avoidance of doubt, the term “affiliate” as used in this Agreement shall not be construed to include any other portfolio companies of Vestar other than the Company or its subsidiaries), including, without limitation, a breach of the Executive’s confidentiality obligation to the Company or the Executive’s engagement in any Prohibited Activity during his employment with the Company, which remains uncured for 30 days after written notice to such Executive specifying in reasonable detail the nature of such misconduct.

1.8.          Class A Units. The term “Class A Units” shall have the meaning set forth in the preface.

1.9.          Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.10.        Closing Date. The term “Closing Date” shall mean the date on which the Closing occurs.

1.11.        Code. The term “Code” shall have the meaning set forth in the preface.

1.12.        Company. The term “Company” shall have the meaning set forth in the preface.

1.13.        Contributed Shares. The term “Contributed Shares” shall have the meaning set forth in Section 2.1.

1.14.        Cost. The term “Cost” shall mean, with respect to all Units, the cash or fair market value of property per Unit contributed by the Executive (as proportionately adjusted for all subsequent distributions of units and other recapitalizations).

1.15.        Credit Agreement. The term “Credit Agreement” means that certain Credit Agreement, dated as of          , 2008, by and among Holdings,                           .

1.16.        Disability. The term “Disability” used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Disability” is then in effect, shall mean the inability of the Executive to perform the essential functions of Executive’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such Disability shall be on the first day of such six-month period.

1.17.        EBITDA. The term “EBITDA” shall mean, with respect to any fiscal period, “Consolidated EBITDA” as defined in the Credit Agreement, provided that the following should also be excluded from the calculation of EBITDA to the extent not already excluded from the calculation of Consolidated EBITDA under the Credit Agreement: (i) Non-Cash Charges (as defined in the Credit Agreement) related to any issuances of equity securities; (ii) fees and expenses relating to the Acquisition; (iii) financing fees (both cash and non-cash) relating to the Acquisition; (iv) covenant-not-to-compete payments to certain members of the Company’s senior management and related expenses; (v) expenses (or any portion thereof) incurred outside of the ordinary course of business that are approved by the Board which the Board determines in its good faith discretion are in the best interest of the Company but which will have a disproportionately adverse impact on the Company’s short term financial performance, affecting the Company’s ability to achieve financial targets related to the vesting of the Class C Units under the Incentive Unit Subscription Agreements or the Company’s annual bonus plan; (vi) costs and expenses incurred in connection with evaluating and consummating acquisitions not contemplated by the Company’s annual plan, as such plan is approved by the Board in good faith; (vii) related party expenditures that are subject to the prior written consent of the Majority Executives pursuant to Section 2.3(a) of the Securityholders Agreement but have failed to receive such consent; (viii) advisors’ fees and expenses incurred outside the ordinary course of business related solely to Vestar’s activities that are unrelated to the Company; (ix) costs associated with any put option or call option contemplated by any Rollover Subscription Agreement or Incentive Unit Subscription Agreement; (x) costs associated with any proposed initial Public Offering or Sale of the Company (as such terms are defined in the Securityholders Agreement); (xi) expenses related to any litigation arising from the Acquisition; (x) management fees and costs related to the activities giving rise to such fees that are paid to, paid for or reimbursed to Vestar and its Affiliates; and (xii) material expenditures or incremental expenditures inconsistent with prior practice (to the extent that prior practice is relevant) required by Board (where Management Managers (as defined in the Securityholders Agreement) unanimously dissent) unless such expenditures are reasonably likely to result in any benefit (whether economic or non-economic) to the Company as determined by the Board in its good faith discretion.

1.18.        Employee and Employment. The term “employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or any of its subsidiaries, and the term “employment” shall include service as a part- or full-time employee to the Company or any of its subsidiaries.

1.19.        Escrow Funds. The term “Escrow Funds” shall have the meaning set forth in Section 5.5.

1.20.        Executive. The term “Executive” shall have the meaning set forth in the preface.

1.21.        Executive Group. The term “Executive Group” shall mean the Executive and the Executive’s Permitted Transferees.

1.22.        Fair Market Value. The term “Fair Market Value” used in connection with the value of Units shall mean the fair value of the Units determined in good faith by the Board using its reasonable business judgment (valuing the Company and its subsidiaries as a going concern; disregarding any discount for minority interest, non-voting interest or marketability of the Units, whether due to transfer restrictions or the lack of a public market for the Units; taking into account the Preferred Return (as defined in the LLC Agreement)); provided further that if the Executive disagrees in good faith with the Board’s determination and the aggregate Fair Market Value of the Units in question is asserted in good faith by the Executive to be in excess of $1,000,000, the Executive shall promptly notify the Company in writing of such disagreement within 15 business days of receipt of the Board’s determination of the Fair Market Value of such Units, in which event an independent appraiser, accountant or investment banking firm (the “Arbiter”) shall be selected by mutual agreement of the Executive and the Board within 15 days of the Company’s receipt of the Executive’s notice of disagreement. The Arbiter shall make a determination of the Fair Market Value thereof (valuing the Company and its subsidiaries as set forth above) solely by (i) reviewing a single written presentation (together with any supporting documentation) timely made by each of the Company and the Executive setting forth their respective valuations and the bases therefor and (ii) accepting either the Executive’s or the Company’s proposed valuation. For the avoidance of doubt, the determination of Fair Market Value of any Unit shall be based on the amounts that would be distributable in respect of such Unit upon a Sale of the Company under the terms of the LLC Agreement, including, without limitation, any adjustments necessary to reflect the portion of any tax distributions that were previously made in respect of such Unit but not charged against other distributions in respect of such Unit. In the event the Executive and the Board are unable to agree on an Arbiter that is mutually acceptable to both parties within the time period specified above, the Arbiter shall be designated by the American Arbitration Association. Promptly following the Company’s receipt of Executive’s written notice of disagreement, the Company shall make available to Executive all data (including reports of employees and outside advisors) relied upon by the Board in making its determination. The Executive’s and the Company’s written presentations must be submitted to the Arbiter within 30 days of the Arbiter’s engagement, written notice of which shall be delivered by the Company to the Executive. The Arbiter shall notify the Executive and the Company of its decision within 30 days of its engagement. If (x) the Executive’s proposed valuation is accepted by the Arbiter and (y) the Executive’s proposed valuation is at least 3% higher than the proposed valuation submitted to the Arbiter by the Company, the Company shall pay all of the Executive’s reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel and one appraiser, accountant or investment banking firm) incurred in connection with the dispute of Fair Market Value. In all other cases, the Executive shall be responsible for such fees and expenses. Each of the Company and the Executive agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter. The party who is unsuccessful in such arbitration will pay the fees and expenses of the Arbiter.

1.23.        Financing Default. The term “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) definitive financing documents as contemplated by the Financing Commitments (as defined in the Merger Agreement), and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any other agreement under which an amount of indebtedness of the Company or any of its subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) and (ii) above; and (iv) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (iii) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

1.24.        Good Reason. The term “Good Reason” shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Good Reason” is then in effect, shall mean the termination of Executive’s employment only because of one or more of the following: (i) any act or omission that constitutes a material breach by the Company of any of its obligations under any employment agreement or terms which remains uncured for 10 business days after written notice to the Company, specifying in reasonable detail the nature of such breach; (ii) a material diminution in the responsibilities or authority of such Executive or a change to the Executive’s title with the Company, which diminution or change is not rectified within 10 business days after written notice to the Company; (iii) any breach by the Company of its obligations under the Incentive Unit Subscription Agreement between the Company and the Executive that results in a material and adverse change to the Executive’s rights under such agreement that is inconsistent with the terms of the Plan or such agreement, (iv) a reduction in the base salary of such Executive, a material reduction in the employee benefits made available to him, or a reduction in the bonus which such Executive is eligible to earn; or (v) such Executive is required to relocate his primary office location by more than 30 miles, without his consent; provided, that no termination shall be deemed a termination by the Executive for “Good Reason” unless the Executive shall have delivered notice of termination to the Company within 30 days of the occurrence of Good Reason.

1.25.        Holdings. The term “Holdings” shall have the meaning set forth in the preface.

1.26.        Incentive Unit Subscription Agreement. The term “Incentive Unit Subscription Agreement” shall mean any Management Unit Subscription Agreement entered into by and between the Company and an officer of RTS in connection with the grant of any awards under the Company’s 2008 Unit Incentive Plan.

1.27.        Junior Subordinated Note. The term “Junior Subordinated Note” shall have the meaning set forth in Section 6.1.

1.28.        LLC Agreement. The term “LLC Agreement” shall have the meaning set forth in the preface.

1.29.        Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.30.        Merger Agreement. The term “Merger Agreement” shall have the meaning set forth in the preface.

1.31.        Merger Sub. The term “Merger Sub” shall have the meaning set forth in the preface.

1.32.        Payment Restriction. The term “Payment Restriction” shall have the meaning set forth in Section 6.1.

1.33.        Performance Target. The term “Performance Target” shall mean, (i) with respect to fiscal year 2008, 2009 or 2010, 85% of the Targeted EBITDA for such fiscal year as set forth in Exhibit A hereto, and (ii) with respect to any fiscal year ending on or after December 31, 2011, the greater of (x) 85% of the Targeted EBITDA as set forth the Company’s annual plan for such fiscal year, as such plan is approved by the Board in good faith or (y) $163 million; provided, that the Performance Target as of the end of any fiscal quarter shall be equal to the Performance Target for the entire fiscal year prorated on a quarterly basis through the end of such fiscal quarter.

1.34.        Permitted Transferee. The term “Permitted Transferee” means any transferee of Units pursuant to clauses (e) or (f) of the definition of “Exempt Employee Transfer” as defined in the Securityholders Agreement.

1.35.        Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.36.        Preferred Units. The term “Preferred Units” shall have the meaning set forth in the preface.

1.37.        Prohibited Activity. The term “Prohibited Activity” shall have the meaning set forth in Section 5.2(a).

1.38.        Public Offering. The term “Public Offering”  shall have the meaning set forth in the Securityholders Agreement.

1.39.        Put Notice. The term “Put Notice” shall have the meaning set forth in Section 5.1(b).

1.40.        Put Option Exercise Period. The term “Put Option Exercise Period” shall have the meaning set forth in Section 5.1(a).

1.41.        Put Right Commencement Date. The term “Put Right Commencement Date” shall mean the later of (i) the third anniversary of the Closing Date and (ii) the Termination Date for a Qualified Termination.

1.42.        Qualified Termination. The term “Qualified Termination” shall have the meaning set forth in Section 5.1(a).

1.43.        Retirement. The term “Retirement” shall mean, with respect to the Executive, the Executive’s retirement as an employee of the Company or any of its subsidiaries pursuant to the employment policies of the Company and/or its subsidiaries, or if such employment policy does not exist, on or after reaching age 65 or such earlier age as may be otherwise determined by the Board after at least five years employment with the Company or any of its subsidiaries after the Closing Date.

1.44.        Rollover Subscription Agreement. The term “Rollover Subscription Agreement” shall mean any Management Stock Contribution and Unit Subscription Agreement entered into by and between the Company and an officer of RTS in connection with the Acquisition.

1.45.        Sale of the Company. The term “Sale of the Company” shall have the meaning set forth in the Securityholders Agreement.

1.46.        Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.47.        Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement dated as of the Closing Date among Vestar, the Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.48.        Shares. The term “Shares” shall have the meaning set forth in the preface.

1.49.        Termination Date. The term “Termination Date” means the date upon which Executive’s employment with the Company and its subsidiaries is terminated.

1.50.        Units. The term “Units” shall mean, collectively, the Preferred Units and the Class A Units.

1.51.        Vestar. The term “Vestar” means Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership.

2.             Contribution.

2.1.          Contribution of Shares and Cash. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Executive hereby agrees to contribute, and the Company hereby agrees to receive, the Shares set forth on Schedule II (the “Contributed Shares”) in exchange for the number of each class of Units as set forth on Schedule II (such Units, collectively, the “Rollover Units”).

2.2.          The Closing. The closing of the contribution of the Contributed Shares in exchange for the Rollover Units (the “Closing”) shall occur immediately prior to the consummation of the Acquisition. At the Closing, subject to the terms and conditions set forth in this Agreement, the Executive shall deliver to the Company stock certificates representing the Contributed Shares duly endorsed for transfer or accompanied by duly executed stock powers or forms of assignment. Following receipt of such stock certificates, the Company will amend its Unit ledger to reflect the Executive’s ownership of the Rollover Units.

2.3.          Section 83(b) Election. With respect to the Class A Units received by Executive, within 10 days after the Closing, Executive shall timely file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B attached hereto. The Executive shall provide the Company with proof of such timely filing.

3.             Representations and Warranties of the Executive and the Company.

3.1.          Share Contribution Representations of the Executive. The Executive represents and warrants to the Company that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, with respect to himself:

(a)           Power and Authority. The Executive has full power and authority to execute and deliver this Agreement and perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Executive, enforceable in accordance with its terms and conditions. To the best of his knowledge, the Executive need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b)           Noncontravention. To the best of his knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Executive is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Executive is a party or by which he is bound or to which any of his assets is subject.

(c)           Brokers’ Fees. The Executive has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

(d)           Capital Stock. The Executive holds of record and owns beneficially the number of Contributed Shares set forth next to his name on Schedule II, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws or other Transaction Documents), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Executive is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Executive to sell, transfer, or otherwise dispose of any capital stock of RTS (other than this Agreement). Except as set forth in other Transaction Documents, the Executive is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of RTS.

3.2.          Units Unregistered. The Executive acknowledges and represents that Executive has been advised by the Company that:

(a)           the offer and sale of the Units have not been registered under the Securities Act;

(b)           the Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c)           there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d)           a restrictive legend in the form set forth below and the legends set forth in Section 9.2 of the Securityholders Agreement shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT STOCK CONTRIBUTION AND UNIT SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND                      DATED AS OF                    , 2008, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e)           a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

3.3.          Additional Investment Representations of the Executive. The Executive represents and warrants that:

(a)           the Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Units;

(b)           the Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Units;

(c)           the Executive understands that the Units are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for the Executive to liquidate Executive’s investment in case of emergency, if at all;

(d)           the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Executive or Executive’s representatives concerning the Units or the Company or their prospects or other matters;

(e)           the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Acquisition, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the subscription for the Units and to obtain any additional information which the Executive deems necessary;

(f)            all information which the Executive has provided to the Company and the Company’s representatives concerning the Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(g)           the Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as described in Exhibit C attached hereto.

3.4.          Representations of the Company. The Company represent to the Executive that the statements contained in this Section 3.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, with respect to itself:

(a)           Organization and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into this Agreement and perform its obligations hereunder.

(b)           Authorization. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized by all requisite limited liability company action on the part of the Company, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)           Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

(d)           Investment. The Company is not acquiring the Contributed Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(e)           Capitalization. The current authorized equity units of the Company consists of                    Class A Units,                    Class B Units,                    Class C Units and                    Preferred Units, of which                    Class A Units,                    Class B Units, Class C Units and                    Preferred Units will be issued and outstanding as of the Closing Date after giving effect to the transactions contemplated by the Transaction Documents. All of the issued and outstanding Units have been duly authorized and are validly issued. Except as set forth in the Transaction Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its Units. Except as set forth in the Transaction Documents, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in the Transaction Documents, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

4.             Covenants of the Executive and the Company

4.1.          Covenants. The Executive and the Company each agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a)           General. The Executive and the Company each will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(b)           Notification. Each of the parties hereto shall disclose to the other parties hereto in writing any material breach by such party of the representations and warranties of such party contained in Section 3 hereof promptly upon discovery thereof.

5.             Certain Sales Upon Termination of Employment.

5.1.          Put Option.

(a)           If (i) the Executive’s employment with the Company and its subsidiaries was terminated by the Company and its subsidiaries without Cause or by the Executive for Good Reason prior to the earlier of a Public Offering or a Sale of the Company, and (ii) the Company’s cumulative EBITDA for a period of six consecutive fiscal quarters ending immediately prior to the Termination Date is at or above the Performance Target for such period (any termination satisfying the preceding clauses (i) and (ii), a “Qualified Termination”), the Executive shall have the right (subject to the provisions of Section 5.1(b) and Section 6 hereof) to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5.1(b) and Section 6 hereof) from the Executive and his Permitted Transferees, if applicable, all or a portion of the Rollover Units then held by the Executive and his Permitted Transferees as the Executive may request, on one occasion during the two years following the Put Right Commencement Date (such two-year period, the “Put Option Exercise Period”) at a price per Unit equal to the Fair Market Value of such Unit (measured as of the date of delivery of the notice referred to in Section 5.1(b)); provided that (x) the aggregate Fair Market Value of the Rollover Units obligated to be repurchased pursuant to this Section 5.1 shall in no event exceed the aggregate Cost of the Rollover Units, which the parties agree to be $45,000,000, and which amount will be reduced by the amount of any distributions received by the Executive from the Company prior to the exercise of the put right pursuant to this Section 5.1(a) (other than tax distributions) and (B) the Executive must exercise his rights under this Section 5.1 on an equal percentage across the Preferred Units and the Class A Units that constitute his Rollover Units.

(b)           If the Executive desires to exercise his option to require the Company to repurchase the Rollover Units pursuant to Section 5.1(a), the Executive shall send one written notice (the “Put Notice”) to the Company setting forth the intention of Executive and Permitted Transferees, if applicable, to collectively sell the Rollover Units pursuant to Section 5.1(a) within the Put Option Exercise Period, which notice shall specify the number of Rollover Units to be sold and shall include the signature of the Executive and each Permitted Transferee desiring to sell such Rollover Units. Within 45 days after the Company’s receipt of the Put Notice, the Board shall make a determination of the Fair Market Value of the Rollover Units as of the date of the Put Notice and shall notify the Executive of the Fair Market Value before the expiration of such 45-day period. Subject to the provisions of Section 6, the closing of the purchase shall take place at the principal office of the Company on the later of the 30th day after the giving of such notice and the date that is 10 business days after the final determination of Fair Market Value. The purchase price for any repurchase pursuant to this Section 5.1(a) shall be paid in three equal installments, with the first installment to be paid on the closing date of the repurchase and the second and third installments to be paid on the first and second anniversary of such closing date, respectively. Subject to the provisions of Section 6 and upon customary representations by the Executive and other members of the Executive Group as selling unitholders (such representations shall include representations regarding ownership and title of the Rollover Units subject to the repurchase, and due authorization and non-contravention of all transaction documents delivered in connection with the repurchase), the Executive shall deliver to the Company duly executed instruments transferring title to units to the Company, against payment of the first installment of the purchase price by cashier’s or certified check payable to the Executive or by wire transfer of immediately available funds to an account designated by the Executive.

5.2.          Call Options.

(a)           If the Executive’s employment with the Company or any of its subsidiaries terminates for any of the reasons set forth in clauses (i), (ii) or (iii) below prior to a Sale of the Company, or if the Executive engages in any activity prohibited under Section 10 of Executive’s Employment Agreement, dated as of                   , 2008, by and among the Executive, Holdings and RTS, during the time that such activity is prohibited (“Prohibited Activity”), the Company shall have the right and option to purchase for a period of 90 days following the Termination Date (provided that if the Executive’s employment with the Company and its subsidiaries is terminated prior to the six month anniversary of the Closing Date, such 90 day period shall begin on the six month anniversary of the Closing Date) (such period, the “Call Option Exercise Period”), and each member of the Executive Group shall be required to sell to the Company, any or all of the Rollover Units then held by such member of the Executive Group (it being understood that if the Rollover Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company may elect to repurchase only the portion of Rollover Units of such class subject to repurchase hereunder at the lower price), at a price per Unit equal to the applicable purchase price determined pursuant to Section 5.2(c):

(i)            if the Executive’s active employment with the Company and its subsidiaries is terminated due to the Disability or death of the Executive;

(ii)           if the Executive’s active employment with the Company and its subsidiaries is terminated (A) by the Company and its subsidiaries without Cause or (B) by the Executive for Good Reason;

(iii)          if the Executive’s active employment with the Company and its subsidiaries is terminated (A) by the Company or any of its subsidiaries for Cause or (B) by the Executive for any other reason not set forth in Section 5.2(a)(i) or Section 5.2(a)(ii) (other than Executive’s Retirement).

(b)           If the Company desires to exercise one of its options to purchase Units pursuant to this Section 5.2, the Company shall, not later than the expiration of the applicable Call Option Exercise Period, send written notice to each member of the Executive Group of its intention to purchase all or a portion of the Rollover Units, specifying the number of Rollover Units to be purchased and the Fair Market Value of the Rollover Units as of the date of such notice (the “Call Notice”). Subject to the provisions of Section 6, the closing of the purchase shall take place at the principal office of the Company on the later of the 30th day after the giving of the Call Notice and the date that is 10 business days after the final determination of Fair Market Value. Subject to the provisions of Section 6, the Executive shall deliver to the Company duly executed instruments transferring title to Units to the Company, against payment of the appropriate purchase price by cashier’s or certified check payable to the Executive or by wire transfer of immediately available funds to an account designated by the Executive.

(c)           In the event of a purchase by the Company pursuant to Section 5.2(a), the purchase price shall be (in each case after taking account of any prior purchases pursuant to Section 5.2(a)):

(i)            if the Executive engages in Prohibited Activity, a price per Unit equal to the Fair Market Value measured as of the Activity Date; and

(ii)           in the case of a termination of employment described in Section 5.2(a)(i), Section 5.2(a)(ii), or Section 5.2(a)(iii), a price per Unit equal to the Fair Market Value measured as of the date of the Call Notice.

(d)           If (i) the Company exercises its option to purchase the Units pursuant to this Section 5.2 upon a termination of employment described in Section 5.2(a)(i) or Section 5.2(a)(ii), (ii) within six months following the date of closing of such purchase, a Sale of the Company occurs resulting in the unitholders receiving cash proceeds from such sale, and (iii) the cash proceeds per Unit that would have been received by the Executive with respect to any Units that were repurchased had the Executive continued to hold such Units through the closing of such Sale of the Company would have been greater than the purchase price determined pursuant to Section 5.2(c)(ii) above, then in connection with the consummation of such Sale of the Company, the Executive shall be entitled to receive an amount in cash equal to the product of (x) the number of Rollover Units purchased by the Company pursuant to this Section 5.2 and (y) the amount by which the cash proceeds per each such Unit that would have been so received in connection with such Sale of the Company exceeds the purchase price paid by the Company pursuant to Section 5.2(c)(ii) above.

(e)           Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Units subject to a Call Notice is finally determined to be an amount at least 15% greater than the per Unit repurchase price for such Unit in the Call Notice, the Company shall have the right to revoke the exercise of its option pursuant to this Section 5.2 for all or any portion of the Units elected to be repurchased by it by delivering notice of such revocation in writing to the Executive Group during the ten-day period beginning on the date that the Company is given written notice that the Fair Market Value of a Unit was finally determined to be an amount at least 15% greater than the per Unit repurchase price set forth in the Call Notice.

5.3.          Obligation to Sell Several. If there is more than one member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5.4.          Interim Distributions. Notwithstanding anything to the contrary herein, in the event the Company declares or a pays a distribution with respect to any of the Units held by the Executive Group on or after the Termination Date but prior to (x) the exercise by the Executive of the put option provided by Section 5.1 or prior to the closing of the repurchase transactions contemplated by a Put Notice, or (y) the exercise by the Company of the call option provided by Section 5.2 or prior to the closing of the repurchase transactions contemplated by a Call Notice, the entire portion of such distribution shall be held in escrow by the Company (such amounts, the  “Escrow Funds”) until, in the case of the exercise by the Executive of the put option, the expiry of the Put Option Exercise Period and, in the case of the exercise by the Company of the call option, the later of (i) the expiry of the time period by which the call option provided by Section 5.2 must be exercised and (ii) if one or more Call Notices have been delivered, until all the transactions contemplated by all Call Notices have been consummated. In the event the Executive decides to exercise the put option provided by Section 5.1 or the Company decides to exercise the call option provided by Section 5.2, as applicable, the entire amount of such Escrow Funds shall be permanently transferred to the Company and deemed forfeited by the Executive Group. In the event the Executive does not exercise the put option provided by Section 5.1 or the Company does not exercise the call option provided by Section 5.2, the entire amount of such Escrow Funds shall be permanently transferred to the relevant members of the Executive Group.

6.             Certain Limitations on the Company’s Obligations to Purchase Units.

6.1.          Payment for Units. If at any time the Company elects or is required to purchase any Units pursuant to Section 5, the Company shall pay the purchase price for the Units it purchases (i) first, by offsetting indebtedness, if any, owing from the Executive to the Company (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company’ delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price (if any) or, in the case of a repurchase pursuant to Section 5.1(a), the first installment payment of the purchase price (if any), against delivery of the certificates or other instruments representing the Units so purchased, duly endorsed; provided that the Company shall not be required to make such cash payment if such cash payment would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, or if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution (any such restriction, a “Payment Restriction”). If such a Payment Restriction exists, the Company will use all commercially reasonable efforts to cause the party to whom the obligation is owed giving rise to such Payment Restriction to waive such Payment Restriction so that such cash payment may be made or, if no party is involved in such restriction, to otherwise eliminate such Payment Restriction; provided that the Company shall not have any obligation to make a payment to any party or to modify any agreement, contract or other arrangement in a manner that is material and adverse to the Company or any of its subsidiaries in order to eliminate such restriction. The Company will use its reasonable discretion to determine the timing of such request or requests to waive or remove such Payment Restriction. If such Payment Restriction is not waived or removed or if the Executive’s employment is terminated by the Company for Cause, at the Company’s election, the Company may pay such purchase price in the form of a junior subordinated note of the Company (a “Junior Subordinated Note”) (or partially in cash, to the extent such partial cash payment is not so prohibited) bearing interest at (A) a rate equal to the “prime rate” (as published in The Wall Street Journal on the date of issuance) plus two basis points, compounded annually, if the Executive’s employment was terminated for the reasons set forth in Section 5.2(a)(i) or 5.2(a)(ii) and the Company exercises its repurchase option pursuant to Section 5.2, or if the Executive exercises its put option pursuant to Section 5.1, or (B) at the Applicable Federal Rate, compounded annually, if Executive’s employment was terminated for the reasons set forth in Section 5.2(a)(iii) and the Company exercises its repurchase option pursuant to Section 5.2. The principal and interest with respect to such note shall be payable within a 10 business day period after the earliest to occur of (w) the date on which such Payment Restriction no longer exists, (x) the date of the initial Public Offering, (y) the date on which the Company makes a distribution pursuant to Section 4.1 of the LLC Agreement (other than a tax distribution), or (z) upon a Sale of the Company from net cash proceeds, if any, payable to the Company or its unitholders; to the extent that sufficient net cash proceeds are not so payable, the Junior Subordinated Note shall be cancelled in exchange for such other non-cash consideration received by unitholders in the Sale of the Company having a Fair Market Value equal to the principal of and accrued interest on the note. The principal of and accrued interest on any such note may be prepaid in whole or in part at any time at the option of the Company. In the event a Junior Subordinated Note is issued in respect of the purchase price for any Units purchased by the Company pursuant to Section 5, the Company shall grant to the Executive a first priority security interest in such Units as collateral security for the prompt and complete payment when due of the note and the interest thereon, and shall use commercially reasonable efforts to assist the Executive to perfect such security interest in the Units.

6.2.          Certain Deferral of Payment. If, at the closing of any purchase of Units pursuant to Section 5, the Company has not opted to issue a Junior Subordinated Note pursuant to Sections 6.1 (or is prohibited from doing so), and any such purchase would result in a material and adverse accounting or tax effect for the Company or violation or breach of any financing agreement to which the Company is a party, then the Company will provide written notice to the Executive explaining in reasonable detail such adverse effects and such closing of the purchase pursuant to Section 5 shall not be consummated until such time as it can be done without such adverse effect; provided that in no event shall such deferral exceed one (1) year; provided, further, that the Executive shall be entitled to interest on the amount to be paid for such Units at the rate that would be applicable if a Junior Subordinated Note had been issued in accordance with Sections 6.1 for the period of such deferral.

7.             Miscellaneous.

7.1.          Transfers to Permitted Transferees. Prior to the transfer of Units to a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), the

Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

7.2.          Deemed Transfer of Units. If the Company shall deliver, at the time and place and in the amount and form provided in this Agreement, the consideration for the Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed the owner and holder of such Units, whether or not certificates therefor have been delivered as required by this Agreement.

7.3.          Recapitalizations, Exchanges, Etc., Affecting Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in Units, issuance of Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

7.4.          Executive’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

7.5.          Indemnification by Executive. Executive agrees to indemnify and hold harmless the Company against any and all taxes due or paid by Parent or its subsidiaries incurred in connection with any failure to withhold amounts relating to the Units acquired herein by the Management Investors. Each of Executive and the Company shall notify the other (in a manner described in Section 7.10 of this Agreement) within 20 days of first receiving notice of an audit or other proceeding being conducted by the Internal Revenue Service or any state or local taxing authority relating to the Units acquired herein by the Management Investors, and both Executive and the Company shall assist each other during the course of such audit or other proceeding to the extent that such assistance is reasonably requested.

7.6.          Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Vestar is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

7.7.          Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

7.8.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

7.9.          Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

7.10.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a)           If to the Company:

Radiation Therapy Investments, LLC
c/o Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
 New York, NY 10167
Attention: James L. Elrod, Jr.
Facsimile: (212) 808-4922

with copies (which shall not constitute notice) to:

Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Attention: General Counsel
Facsimile: (212) 808-4922

and:

Kirkland & Ellis LLP
Citigroup Center
153 E. 53rd Street

New York, NY 10022
Attention: Michael Movsovich
Facsimile: (212) 446-4900

(b)           If to the Executive, to the address as set forth below the Executive’s signature below, with copies (which shall not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, Florida  33602
Attn:  Darrell C. Smith
Facsimile: (813) 229-1660

7.11.        Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7.12.        Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.13.        Injunctive Relief. Without intending to limit the remedies available to each of the parties hereto, the Company, the Executive and the Executive’s Permitted Transferees each acknowledges that a breach of any of the terms of this Agreement may result in material and irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, each party hereto shall be entitled to seek a temporary restraining order and/or preliminary or permanent injunction restraining the other party (and their Permitted Transferees) from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the terms hereof. If for any reason it is held that the restrictions under this Agreement are not reasonable or that consideration therefore is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Agreement as will render such restrictions valid and enforceable.

7.14.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.15.        Rights Cumulative; Waiver. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*****

IN WITNESS WHEREOF, the parties have executed this Management Stock Contribution and Unit Subscription Agreement as of the date first above written.

RADIATION THERAPY INVESTMENTS, LLC

By:
Name:
Title:

Daniel E. Dosoretz

Address:

SCHEDULE I
CONTRIBUTED SHARES

	Number of Shares Contributed	Value

Daniel E. Dosoretz	1,384,616	$45,000,020

SCHEDULE II
CONTRIBUTION SCHEDULE

	Number	Amount
Preferred Units:
Class A Units:

Total		$

Exhibit 6 to Support and Voting Agreement

MANAGEMENT UNIT SUBSCRIPTION AGREEMENT

(Class B Units and Class C Units)

THIS MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of               , 2008 (the “Grant Date”), by and between Radiation Therapy Investments, LLC, a Delaware limited liability company (the “Company”) and the individual named on the signature page attached hereto (the “Executive”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Limited Liability Company Agreement, dated as of               , 2008, entered into by and among the members of the Company (as amended from time to time in accordance with its terms, the “LLC Agreement”).

WHEREAS, on the terms and subject to the conditions hereof and pursuant to the Company’s 2008 Unit Incentive Plan, the Executive desires to acquire from the Company, and the Company desires to issue and grant to the Executive, the Company’s Class B Common Units (the “Class B Units”) and Class C Common Units (the “Class C Units”), in each case in the amounts set forth on Schedule I, as hereinafter set forth; and

WHEREAS, this Agreement is one of several agreements being entered into by the Company on or after the date hereof with certain persons who are or will be key employees of the Company or one or more subsidiaries (collectively with the Executive, the “Management Investors”) as part of a management equity incentive plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.             Definitions.

1.1.          Acquisition. The term “Acquisition” shall mean the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 19, 2007 (the “Merger Agreement”), by and among RTS, Holdings, the Company and RTS MergerCo, Inc., a Florida corporation and wholly-owned subsidiary of Holdings.

1.2.          Activity Date. The term “Activity Date” shall mean, in the event the Executive engages in any Prohibited Activity, the first date on which Executive engages in such Prohibited Activity.

1.3.          Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.4.          Applicable Federal Rate. The term “Applicable Federal Rate” shall have the meaning as set forth in Section 1274 of the Code.

1.5.          Board. The term “Board” shall mean the board of managers of the Company.

1.6.          Call Notice. The term “Call Notice” shall have the meaning set forth in Section 5.4(b).

1.7.          Cause. The term “Cause” used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean the termination of Executive’s employment only because the Board determines that one or more of the following events have occurred: (i) any act or omission that constitutes a material breach by such Executive of any of his material obligations under this Agreement or any employment agreement which remains uncured for 20 days after written notice to such Executive specifying in reasonable detail the nature of such breach; (ii) the willful refusal and continued failure of such Executive to substantially perform the material duties (including, without limitation, full cooperation in any audit or investigation involving the Company and/or its subsidiaries) reasonably required of him (except termination due to death or permanent disability) after demand for performance is delivered by the Board, in writing, specifically identifying the manner in which the Board in good faith determines that such Executive has not performed his material obligations and such Executive fails to perform as required within 20 days after such demand is made; (iii) conviction of such Executive of any willful and material violation of any federal or state law or regulation directly related to the business of the Company or any of its subsidiaries, material violation of any policies of the Company and/or its subsidiaries, or indictment or conviction of such Executive for a felony, or conviction of such Executive of any willful perpetration of a common law fraud; or (iv) any other willful misconduct by such Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to the Company or any of its subsidiaries or affiliates (for the avoidance of doubt, the term “affiliate” as used in this Agreement shall not be construed to include any other portfolio companies of Vestar other than the Company or its subsidiaries), including, without limitation, a breach of the Executive’s confidentiality obligation to the Company or the Executive’s engagement in any Prohibited Activity during his employment with the Company, which remains uncured for 30 days after written notice to such Executive specifying in reasonable detail the nature of such misconduct.

1.8.          Class A Units. The term “Class A Units” shall have the meaning set forth in the preface.

1.9.          Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.10.        Closing Date. The term “Closing Date” shall mean the date on which the Closing occurs.

1.11.        Code. The term “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

1.12.        Company. The term “Company” shall have the meaning set forth in the preface.

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1.13.        Cost. The term “Cost” shall mean, with respect to all Units, the cash or fair market value of property per Unit contributed by the Executive (as proportionately adjusted for all subsequent distributions of units and other recapitalizations).

1.14.        Disability. The term “Disability” used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Disability” is then in effect, shall mean the inability of the Executive to perform the essential functions of Executive’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such Disability shall be on the first day of such six-month period.

1.15.        EBITDA. The term “EBITDA” shall mean, with respect to any fiscal period, “Consolidated EBITDA” as defined in the Credit Agreement, provided that the following should also be excluded from the calculation of EBITDA to the extent not already excluded from the calculation of Consolidated EBITDA under the Credit Agreement: (i) Non-Cash Charges (as defined in the Credit Agreement) related to any issuances of equity securities; (ii) fees and expenses relating to the Acquisition; (iii) financing fees (both cash and non-cash) relating to the Acquisition; (iv) covenant-not-to-compete payments to certain members of the Company’s senior management and related expenses; (v) expenses (or any portion thereof) incurred outside of the ordinary course of business that are approved by the Board which the Board determines in its good faith discretion are in the best interest of the Company but which will have a disproportionately adverse impact on the Company’s short term financial performance, affecting the Company’s ability to achieve financial targets related to the vesting of the Class C Units under the Incentive Unit Subscription Agreements or the Company’s annual bonus plan; (vi) costs and expenses incurred in connection with evaluating and consummating acquisitions not contemplated by the Company’s annual plan, as such plan is approved by the Board in good faith; (vii) related party expenditures that are subject to the prior written consent of the Majority Executives pursuant to Section 2.3(a) of the Securityholders Agreement but have failed to receive such consent; (viii) advisors’ fees and expenses incurred outside the ordinary course of business related solely to Vestar’s activities that are unrelated to the Company; (ix) costs associated with any put option or call option contemplated by any Rollover Subscription Agreement or Incentive Unit Subscription Agreement; (x) costs associated with any proposed initial Public Offering or Sale of the Company (as such terms are defined in the Securityholders Agreement); (xi) expenses related to any litigation arising from the Acquisition; (x) management fees and costs related to the activities giving rise to such fees that are paid to, paid for or reimbursed to Vestar and its Affiliates; and (xii) material expenditures or incremental expenditures inconsistent with prior practice (to the extent that prior practice is relevant) required by Board (where Management Managers (as defined in the Securityholders Agreement) unanimously dissent) unless such expenditures are reasonably likely to result in any benefit (whether economic or non-economic) to the Company as determined by the Board in its good faith discretion.

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1.16.        Employee and Employment. The term “employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or any of its subsidiaries, and the term “employment” shall include service as a part- or full-time employee to the Company or any of its subsidiaries.

1.17.        Escrow Funds. The term “Escrow Funds” shall have the meaning set forth in Section 5.6.

1.18.        Executive. The term “Executive” shall have the meaning set forth in the preface.

1.19.        Executive Group. The term “Executive Group” shall mean the Executive and the Executive’s Permitted Transferees.

1.20.        Fair Market Value. The term “Fair Market Value” used in connection with the value of Units shall mean the fair value of the Units determined in good faith by the Board using its reasonable business judgment (valuing the Company and its subsidiaries as a going concern; disregarding any discount for minority interest, non-voting interest or marketability of the Units, whether due to transfer restrictions or the lack of a public market for the Units; taking into account the Preferred Return (as defined in the LLC Agreement); and without taking into account the effect of any contemporaneous repurchase of Units at less than Fair Market Value under Section 5.4); provided further that if the Executive disagrees in good faith with the Board’s determination and the aggregate Fair Market Value of the Units in question is asserted in good faith by the Executive to be in excess of $1,000,000, the Executive shall promptly notify the Company in writing of such disagreement within 15 business days of receipt of the Board’s determination of the Fair Market Value of such Units, in which event an independent appraiser, accountant or investment banking firm (the “Arbiter”) shall be selected by mutual agreement of the Executive and the Board within 15 days of the Company’s receipt of the Executive’s notice of disagreement. The Arbiter shall make a determination of the Fair Market Value thereof (valuing the Company and its subsidiaries as set forth above) solely by (i) reviewing a single written presentation (together with any supporting documentation) timely made by each of the Company and the Executive setting forth their respective valuations and the bases therefor and (ii) accepting either the Executive’s or the Company’s proposed valuation. For the avoidance of doubt, the determination of Fair Market Value of any Unit shall be based on the amounts that would be distributable in respect of such Unit upon a Sale of the Company under the terms of the LLC Agreement, including, without limitation, any adjustments necessary to reflect the portion of any tax distributions that were previously made in respect of such Unit but not charged against other distributions in respect of such Unit. In the event the Executive and the Board are unable to agree on an Arbiter that is mutually acceptable to both parties within the time period specified above, the Arbiter shall be designated by the American Arbitration Association. Promptly following the Company’s receipt of Executive’s written notice of disagreement, the Company shall make available to Executive all data (including reports of employees and outside advisors) relied upon by the Board in making its determination. The Executive’s and the Company’s written presentations must be submitted to the Arbiter within 30 days of the Arbiter’s engagement, written notice of which shall be delivered by the Company to the Executive. The Arbiter shall notify the Executive and the Company of its decision within 30 days of its engagement. If (x) the Executive’s proposed valuation is accepted by the Arbiter and (y) the Executive’s proposed valuation is at least 3% higher than the proposed valuation submitted to the

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Arbiter by the Company, the Company shall pay all of the Executive’s reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel and one appraiser, accountant or investment banking firm) incurred in connection with the dispute of Fair Market Value. In all other cases, the Executive shall be responsible for such fees and expenses. Each of the Company and the Executive agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter. The party who is unsuccessful in such arbitration will pay the fees and expenses of the Arbiter.

1.21.        Financing Default. The term “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) definitive financing documents as contemplated by the Financing Commitments (as defined in the Merger Agreement), and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any other agreement under which an amount of indebtedness of the Company or any of its subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) and (ii) above; and (iv) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (iii) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

1.22.        First Performance Hurdle. The term “First Performance Hurdle” shall mean the receipt by Vestar of cash distributions that results in a multiple of investment that is equal to two and one half times Vestar’s total Capital Contributions.

1.23.        Full Class C Annual Vesting Amount. The term “Full Class C Annual Vesting Amount” shall have the meaning set forth in Section 4.2(b).

1.24.        Full Performance Level. The term “Full Performance Level” shall have the meaning set forth in Section 4.2(b).

1.25.        Good Reason. The term “Good Reason” shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Good Reason” is then in effect, shall mean the termination of Executive’s employment only because of one or more of the following: (i) any act or omission that constitutes a material breach by the Company of any of its obligations under any employment agreement or terms which remains uncured for 10 business days after written notice to the Company, specifying in reasonable detail the nature of such breach; (ii) a material diminution in the responsibilities or authority of such Executive, which diminution is not rectified within 10 business days after written notice to the Company; (iii) any breach by the Company of its obligations under this Agreement that results in a material and adverse change to the Executive’s rights under this Agreement that is inconsistent with the terms of the Plan or this Agreement, (iv) a reduction in the base salary of such Executive, a material reduction in the employee benefits made available to him, or a reduction in the bonus which such Executive is eligible to earn; or (v) such Executive is required to relocate his primary office location by more than 30 miles, without his consent; provided, that no termination shall be deemed a termination by the Executive for “Good Reason” unless the

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Executive shall have delivered notice of termination to the Company within 30 days of the occurrence of Good Reason.

1.26.        Grant Date. The term “Grant Date” shall have the meaning set forth in the preamble hereto.

1.27.        Holdings. The term “Holdings” shall mean Radiation Therapy Services Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

1.28.        Incentive Unit Subscription Agreement. The term “Incentive Unit Subscription Agreement” shall mean any Management Unit Subscription Agreement entered into by and between the Company and an officer of RTS in connection with the grant of any awards under the Company’s 2008 Unit Incentive Plan, including this Agreement.

1.29.        Junior Subordinated Note. The term “Junior Subordinated Note” shall have the meaning set forth in Section 6.1.

1.30.        LLC Agreement. The term “LLC Agreement” shall have the meaning set forth in the preface.

1.31.        Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.32.        Merger Agreement. The term “Merger Agreement” shall have the meaning set forth in the preface.

1.33.        Merger Sub. The term “Merger Sub” shall have the meaning set forth in the preface.

1.34.        Payment Restriction. The term “Payment Restriction” shall have the meaning set forth in Section 6.1.

1.35.        Permitted Transferee. The term “Permitted Transferee” means any transferee of Units pursuant to clauses (e) or (f) of the definition of “Exempt Employee Transfer” as defined in the Securityholders Agreement.

1.36.        Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.37.        Prohibited Activities. The term “Prohibited Activity” shall have the meaning set forth in Section 5.3.

1.38.        Public Offering. The term “Public Offering”  shall have the meaning set forth in the Securityholders Agreement.

1.39.        Retirement. The term “Retirement” shall mean, with respect to the Executive, the Executive’s retirement as an employee of the Company or any of its subsidiaries pursuant to the

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employment policies of the Company and/or its subsidiaries, or if such employment policy does not exist, on or after reaching age 65 or such earlier age as may be otherwise determined by the Board after at least five years employment with the Company or any of its subsidiaries after the Closing Date.

1.40.        Rollover Subscription Agreement. The term “Rollover Subscription Agreement” shall mean any Management Stock Contribution and Unit Subscription Agreement entered into by and between the Company and an officer of RTS in connection with the Acquisition.

1.41.        RTS. The term “RTS” shall mean Radiation Therapy Services, Inc., a Florida corporation.

1.42.        Sale of the Company. The term “Sale of the Company” shall have the meaning set forth in the Securityholders Agreement.

1.43.        Second Performance Hurdle. The term “Second Performance Hurdle” shall mean the receipt by Vestar of cash distributions that results in a multiple of investment that is equal to three times Vestar’s total Capital Contributions.

1.44.        Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.45.        Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement dated as of the Closing Date among Vestar, the Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.46.        Shares. The term “Shares” shall have the meaning set forth in the preface.

1.47.        Termination Date. The term “Termination Date” means the date upon which Executive’s employment with the Company and its subsidiaries is terminated.

1.48.        Unit. The term “Unit” shall have the meaning set forth in the preface.

1.49.        Vestar. The term “Vestar” means, collectively, Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership, and                  .

2.             Contribution.

2.1.          Subscription for Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Executive hereby subscribes for, and the Company agrees to sell to the Executive, the number of Class B Units and Class C Units set forth opposite the Executive’s name on Schedule I hereto (collectively, the “Units”), at a price of $[      ] per Class B Unit and $[      ] per Class C Unit, in cash (the “Purchase Price”).

2.2.          The Closing. At the closing of the subscription for the Units, subject to the terms and conditions set forth in this Agreement, the Executive shall deliver to the Company an amount in cash equal to the aggregate Purchase Price for the Units as set forth on Schedule I

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hereto, by delivering a personal, cashier’s or certified check to the Company or by wire transfer of immediately available funds to an account designated by the Company.

2.3.          Section 83(b) Election. With respect to the Units received by Executive, within 10 days after the Closing, Executive shall timely file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Executive shall provide the Company with proof of such timely filing.

3.             Investment Representations of the Executive.

3.1.          Units Unregistered. The Executive acknowledges and represents that Executive has been advised by the Company that:

(a)           the offer and sale of the Units have not been registered under the Securities Act;

(b)           the Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c)           there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d)           a restrictive legend in the form set forth below and the legends set forth in Section 9.2 of the Securityholders Agreement shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT UNIT SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND                 DATED AS OF               , 2008, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e)           a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

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4.             Vesting of Units.

4.1.          Vesting of Class B Units.

(a)           General. The Class B Units issued to the Executive pursuant to this Agreement shall “vest” as provided in this Section 4.1. For purposes of this Agreement, the LLC Agreement and the Securityholders Agreement, any Class B Units which have vested pursuant to this Section 4.1 shall be referred to as “Vested Class B Units”, and any Class B Units which have not vested pursuant to this Section 4.1 and that remain outstanding and unvested shall be referred to as “Unvested Class B Units”. Unless otherwise stated, the provisions of this Section 4.1 shall be in all respects subject to the provisions of Section 5 below.

(b)           Time Vesting of Class B Units. A portion of the Class B Units equal to 25% of the total amount of Class B Units issued to the Executive pursuant to this Agreement shall vest on the first anniversary of the date hereof. After the first anniversary of the date hereof, the remaining Unvested Class B Units equal to 75% of the total amount of the Class B Units issued to the Executive pursuant to this Agreement shall vest in three equal pro rata installments on the second, third and fourth anniversaries of the date hereof, such that all Class B Units granted hereunder shall be vested on             , 2012.

(c)           Acceleration of Class B Units. Notwithstanding the foregoing, (i) all Unvested Class B Units held by the Executive shall fully vest upon a Sale of the Company to the extent that (x) the Executive’s employment with the Company or its subsidiaries has not been terminated prior to the consummation of such Sale of the Company or (y) the Executive’s employment with the Company and its subsidiaries is terminated other than for Cause after the date which is 60 days prior to the date of execution of definitive and final agreements with respect to such Sale of the Company, and (ii) in the event the Executive’s employment with the Company and its subsidiaries is terminated by the Company without Cause or by the Executive for Good Reason, in either case prior to the second anniversary of the date hereof, a number of Class B Units shall vest on the Termination Date such that the Class C Units that become vested pursuant to this clause (ii), together with all Class B Units that have vested prior to such termination pursuant to Section 4.1(b), shall be equal to 50% of the total number of Class B Units granted hereunder.

4.2.          Vesting of Class C Units.

(a)           General. The Class C Units issued to the Executive pursuant to this Agreement shall “vest” as provided in this Section 4.2. For purposes of this Agreement, the LLC Agreement and the Securityholders Agreement, any Class C Units which have vested pursuant to this Section 4.2 shall be referred to as “Vested Class C Units”, and any Class C Units which have not vested pursuant to this Section 4.2 and that remain outstanding and unvested shall be referred to as “Unvested Class C Units”. Unless otherwise stated, the provisions of this Section 4.2 shall be in all respects subject to the provisions of Section 5 below.

(b)           Annual Performance Vesting of Class C Units. One-third of the Class C Units granted hereunder (the “Full Class C Annual Vesting Amount”) shall vest effective as of December 31 of each of 2008, 2009 and 2010 if (i) the Company has achieved an EBITDA that is at least 100% of the Targeted EBITDA for a particular year (as set forth in Exhibit B attached hereto) and (ii) has reduced its indebtedness to an amount that is no more than the Targeted Net Debt amount for that particular year (as set forth in Exhibit B attached hereto) ((i) and (ii) together, the “Full Performance Level”); provided, however, in the event the Company did not

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reach the Full Performance Level for a particular year, but has achieved an EBITDA that is at least 95% of the Targeted EBITDA for that particular year, and has reduced its indebtedness to an amount that is no greater than 105% of the Targeted Net Debt amount for that particular year, a number of Class C Units shall vest for that particular year but the amount shall be reduced to one-third of the Full Class C Annual Vesting Amount for such year; provided, further, that if the Company achieves an EBITDA that is less than 95% the Targeted EBITDA for a particular year or has indebtedness exceeding 105% of the Targeted Net Debt amount for that particular year, no Class C Units shall vest for such year pursuant to this Section 4.2(b). Notwithstanding the foregoing, (i) in the event the Company achieves an EBITDA that is at least 100% of the Targeted EBITDA and reduces its indebtedness to no more than the Targeted Net Debt amount for 2009, to the extent less than the Full Annual Vesting Amount became vested for 2008, an additional number of Class C Units shall become vested on December 31, 2009 such that the aggregate number of Vested Class C Units as of December 31, 2009 shall be equal to two-thirds of the Class C Units granted hereunder; and (ii) in the event the Company achieves an EBITDA that is at least 100% of the Targeted EBITDA and reduces its indebtedness to no more than the Targeted Net Debt amount for 2010, to the extent less than the Full Class C Annual Vesting Amount became vested for 2008 and/or 2009, an additional number of Class C Units shall become vested on December 31, 2010 such that the aggregate number of Vested Class C Units as of December 31, 2010 shall equal to 100% of the Class C Units granted hereunder.

(c)           Performance Vesting of Class C Units. Any Class C Units that have not vested pursuant to Section 4.2(b) above shall continue to be eligible to vest as follows:

(i)            if and when the First Performance Hurdle is achieved, an additional number of Class C Units shall vest as necessary such that the Class C Units that have become vested pursuant to this Section 4.2(c)(i), together with all Class C Units vested previously pursuant to Section 4.2(b) above, shall equal 50% of the Class C Units granted hereunder; to the extent at least 50% of the granted Class C Units have previously vested, no additional Units will vest under this clause (ii); and

(ii)           if and when the Second Performance Hurdle is achieved, an additional number of Class C Units shall vest such that the Class C Units that become vested pursuant to this Section 4.2(c)(ii), together with all Class C Units vested previously pursuant to Sections 4.2(b) and 4.2(c)(i) above, shall be equal to 100% of the Class C Units granted hereunder.

(d)           Treatment Upon a Sale of the Company. Upon a Sale of the Company, after taking into account the proceeds from such sale, any Class C Units held by the Executive that have not vested pursuant to Section 4.2(b) or Section 4.2(c) shall immediately be forfeited and cancelled.

5.             Effect on Units Upon Termination of Employment or Engagement in Prohibited Activity.

5.1.          Effect on Class B Units. Upon the termination of the Executive’s employment with the Company and its subsidiaries for any reason whatsoever, (a) all Unvested Class B Units held by the Executive as of the Termination Date shall expire and be immediately forfeited and

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canceled in their entirety as of the Termination Date and (b) all Vested Class B Units held by the Executive, subject to Sections 5.3 and 5.4 below, shall remain outstanding.

5.2.          Effect on Class C Units.

(a)           Upon the termination of the Executive’s employment with the Company and its subsidiaries for any reason whatsoever and subject to Sections 5.2(a)(iii), 5.3 and 5.4 below, the Class C Units held by the Executive shall be treated as follows:

(i)            if, as of the Termination Date, the First Performance Hurdle has not been achieved, then all of the Class C Units held by the Executive shall be immediately forfeited and canceled, except that any Class C Units that have become vested pursuant to Section 4.2(b) shall remain outstanding;

(ii)           if, as of the Termination Date, the First Performance Hurdle has been achieved but the Second Performance Hurdle has not been achieved, then all of the Class C Units held by the Executive shall be immediately forfeited and canceled, except that any Class C Units that have become vested pursuant to Section 4.2(b) and Section 4.2(c)(i) shall remain outstanding; or

(iii)          if, as of the Termination Date, the Second Performance Hurdle has been achieved, then all Class C Units that have become vested pursuant to Section 4.2 shall remain outstanding.

(b)           Notwithstanding Section 5.2(a) above, if (i) the Executive’s employment with the Company and its subsidiaries is terminated for any reason other than (A) by the Company for Cause or (B) by the Executive without Good Reason during the two year period following the date hereof and (ii) a Sale of the Company occurs within six months following the Termination Date that results in Vestar receiving proceeds from such Sale of the Company, together with any distributions made at the same time as or prior to the consummation of the Sale of the Company pursuant to Section 4.1 of the LLC Agreement, that would have resulted in the Executive being entitled to retain a greater number of Class C Units if the Executive had remained employed by the Company and its subsidiaries through the date of the Sale of the Company than the number of Units retained by the Executive pursuant to the foregoing provisions of Section 5.2, then (x) such additional Class C Units shall be deemed to remain outstanding as of the time of the consummation of the Sale of the Company, (y) the amount of any distributions by the Company that the Executive shall be entitled to receive with respect to the Class C Units held by the Executive shall be governed by Section 4.1 of the LLC Agreement and give effect to such additional Class C Units, and (z) the amount of the proceeds that the Executive shall be entitled to receive with respect to the Class C Units held by the Executive in such Sale of the Company shall be governed by Section 3.3(a) or 4.1(a) of the Securityholders Agreement to the extent applicable, as the case may be.

5.3.          Termination for Cause or Without Good Reason or Engagement in Prohibited Activity. Notwithstanding Sections 4.1(c), 5.1 and 5.2, if the Executive’s employment with the Company and its subsidiaries is terminated by the Company and its subsidiaries for Cause at any time or by the Executive without Good Reason during the two year period following the Grant

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Date, or if the Executive engages in any activity prohibited under Section 10 of Executive’s Employment Agreement, dated as of           , 2008, by and among the Executive, Holdings and RTS, during the time that such activity is prohibited (“Prohibited Activity”), then all Class B Units (whether Vested Class B Units or Unvested Class B Units) and all Class C Units (whether Vested Class C Units or Unvested Class C Units) held by such terminated Executive shall expire and be immediately forfeited and canceled in their entirety as of the Termination Date; provided, that solely for purposes of this Section 5.3, the Executive shall be considered to have engaged in a “Prohibited Activity” in the event that (a) the Executive is in material breach of his employment agreement with the Company by engaging in any “Prohibited Activity” that is materially harmful or adverse to the Company or its subsidiaries as determined by the Board in its sole discretion or (b) the Executive is in breach of Section 7.1 of this Agreement (other than as described in the preceding clause (a)) and such breach has not been cured by the Executive or consented to by the Company within 15 days after the Executive’s receipt of written notice by the Company of such breach.

5.4.          Call Options.

(a)           If the Executive’s employment with the Company and its subsidiaries terminates for any of the reasons set forth in clauses (i), (ii) or (iii) below prior to the Company’s initial Public Offering (in any event excluding termination of employment by Retirement prior to the Company’s initial Public Offering), the Company shall have the right and option to purchase for a period of 90 days following the Termination Date (or if the Executive’s employment with the Company and its subsidiaries is terminated prior to six month anniversary of the Grant Date, such 90 day period shall begin on the six month anniversary of the Grant Date), and each member of the Executive Group shall be required to sell to the Company, any or all of such Units then held by such member of the Executive Group (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company may elect to repurchase only the portion of the Units of such class subject to repurchase hereunder at the lower price), at a price per Unit equal to the applicable purchase price determined pursuant to Section 5.4(c):

(i)            if the Executive’s active employment with the Company and its subsidiaries is terminated due to the Disability or death of the Executive;

(ii)           if the Executive’s active employment with the Company and its subsidiaries is terminated (A) by the Company and its subsidiaries without Cause or (B) by the Executive for Good Reason;

(iii)          if the Executive’s active employment with the Company and its subsidiaries is terminated by the Executive for any other reason not set forth in Section 5.4(a)(i) or Section 5.4(a)(ii) after the second anniversary of the Grant Date.

(b)           If the Company desires to exercise one of its options to purchase Units pursuant to this Section 5.4, the Company shall, not later than 90 days after the Termination Date (or in the event that the Executive’s employment is terminated within the six month period following the Grant Date, then 90 days after the six month anniversary of the Grant Date), send written notice to each member of the Executive Group of its intention to purchase Units,

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specifying the number of Units to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 6, the closing of the purchase of the Units shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Call Notice.

(c)           Subject to Section 5.2(b), in the event of a purchase by the Company pursuant to Section 5.4(a), the purchase price for any Vested Class B Unit or Vested Class C Unit shall be a price per Unit equal to Fair Market Value (measured as of the later of (x) the Termination Date and (y) the six month anniversary of the Grant Date) of such Vested Class B Unit or Vested Class C Unit, as applicable; provided that in any case the Board shall have the right, in its sole discretion, to increase the purchase price set forth above.

(d)           Notwithstanding the foregoing, in no event shall the Company have the right or option to purchase any Units from a member of the Executive Group pursuant to this Section 5.4 after the Company’s initial Public Offering.

5.5.          Obligation to Sell Several. If there is more than one member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5.6.          Interim Distributions. Notwithstanding anything to the contrary herein, in the event the Company declares or pays a distribution with respect to any of the Units held by the Executive Group on or after the Termination Date but prior to the exercise by the Company of the call option provided by Section 5.4 or prior to the closing of the repurchase transactions contemplated by a Call Notice, the entire portion of such distribution shall be held in escrow by the Company (such amounts, the “Escrow Funds”) until later of (i) the expiry of the time period by which the call option provided by Section 5.4 must be exercised and (ii) if one or more Call Notices have been delivered, until all the transactions contemplated by all Call Notices have been consummated. In the event, the Company decides to exercise the call option provided by Section 5.4, the entire amount of such Escrow Funds shall be permanently transferred to the Company and deemed forfeited by the Executive Group. In the event the Company does not exercise the call option provided by Section 5.4, the entire amount of such Escrow Funds shall be permanently transferred to the relevant members of the Executive Group.

6.             Certain Limitations on the Company’s Obligations to Purchase Units.

6.1.          Timing and Method of Payment.

(a)           Payment for Units. If at any time the Company elects or is required to purchase any Units pursuant to Section 5, the Company shall pay the purchase price for the Units it purchases (i) first, by offsetting indebtedness, if any, owing from the Executive to the Company (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company’ delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing

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the Units so purchased, duly endorsed; provided that the Company shall not be required to make such cash payment if such cash payment would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property, or (B) after giving effect thereto, a Financing Default, or if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution (any such restriction, a “Payment Restriction”). If such a Payment Restriction exists, the Company will use all commercially reasonable efforts to cause the party to whom the obligation is owed giving rise to such Payment Restriction to waive such Payment Restriction so that such cash payment may be made or, if no party is involved in such restriction, to otherwise eliminate such Payment Restriction; provided that the Company shall not have any obligation to make a payment to any party or to modify any agreement, contract or other arrangement in a manner that is adverse to the Company or any of its subsidiaries in order to eliminate such restriction. The Company will use its reasonable discretion to determine the timing of such request or requests to waive or remove such Payment Restriction. If such Payment Restriction is not waived or removed or if the Executive’s employment is terminated by the Company for Cause, at the Company’s election, the Company may pay such purchase price in the form of a junior subordinated note of the Company (a “Junior Subordinated Note”) (or partially in cash, to the extent such partial cash payment is not so prohibited) bearing interest at (A) a rate equal to the “prime rate” (as published in The Wall Street Journal on the date of issuance) plus two basis points, compounded annually, if the Executive’s employment was terminated for the reasons set forth in Section 5.4(a)(i) or 5.4(a)(ii), or (B) at the Applicable Federal Rate, compounded annually, if Executive’s employment was terminated for the reasons set forth in Section 5.4(a)(iii). The principal and interest with respect to such note shall be payable within a 10 business day period after the earliest to occur of (w) the date on which such Payment Restriction no longer exists, (x) the date of the initial Public Offering, (y) the date on which the Company makes a distribution pursuant to Section 4.1 of the LLC Agreement (other than a tax distribution), or (z) upon a Sale of the Company from net cash proceeds, if any, payable to the Company or its unitholders; to the extent that sufficient net cash proceeds are not so payable, the Junior Subordinated Note shall be cancelled in exchange for such other non-cash consideration received by unitholders in the Sale of the Company having a Fair Market Value equal to the principal of and accrued interest on the note. The principal of and accrued interest on any such note may be prepaid in whole or in part at any time at the option of the Company. In the event a Junior Subordinated Note is issued in respect of the purchase price for any Units purchased by the Company pursuant to Section 5, the Company shall grant to the Executive a first priority security interest in such Units as collateral security for the prompt and complete payment when due of the note and the interest thereon, and shall use commercially reasonable efforts to assist the Executive to perfect such security interest in the Units.

(b)           Certain Deferral of Payment. If, at the closing of the purchase of Units as the result of termination of Executive’s employment for the reasons described in Section 5.2(a), the Company has not opted to issue a Junior Subordinated Note pursuant to Section 6.1(a) (or is prohibited from doing so), and any such purchase would result in a material and adverse accounting or tax effect for the Company or violation or breach of any financing agreement to which the Company is a party, then the Company will provide written notice to the Executive explaining in reasonable detail such adverse effects and such closing of the purchase pursuant to

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Section 5.2(a) shall not be consummated until such time as it can be done without such adverse effect; provided that in no event shall such deferral exceed one (1) year; provided, further, that the Executive shall be entitled to interest on the amount to be paid for such Units at the rate that would be applicable if a Junior Subordinated Note had been issued in accordance with Section 6.1 for the period of such deferral.

7.             Repayment of Proceeds upon Noncompetition.

7.1.          Repayment Proceeds. If Executive engages in Prohibited Activity, then Executive shall be required to pay to the Company, within 10 business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds Executive received upon the sale or other disposition of Executive’s Units, over (B) the aggregate Cost of such Units.

8.             Miscellaneous.

8.1.          Transfers to Permitted Transferees. Prior to the transfer of Units to a Permitted Transferee (other than a transfer in connection with or subsequent to a Sale of the Company), the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

8.2.          Deemed Transfer of Units. If the Company shall deliver, at the time and place and in the amount and form provided in this Agreement, the consideration for the Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed the owner and holder of such Units, whether or not certificates therefor have been delivered as required by this Agreement.

8.3.          Recapitalizations, Exchanges, Etc., Affecting Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in Units, issuance of Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

8.4.          Executive’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

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8.5.          Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Vestar is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

8.6.          Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

8.7.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

8.8.          Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

8.9.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by telecopy or facsimile (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a)           If to the Company:

Radiation Therapy Investments, LLC
c/o Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
 New York, NY 10167
Attention: James L. Elord, Jr.
Facsimile: (212) 808-4922

with copies (which shall not constitute notice) to:

Vestar Capital Partners V, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167

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Attention: General Counsel
Facsimile: (212) 808-4922

and:

Kirkland & Ellis LLP
Citigroup Center
153 E. 53rd Street
New York, NY 10022
Attention: Michael Movsovich
Facsimile: (212) 446-4900

(b)           If to the Executive, to the address as shown on the Unit register of the Company, with copies (which shall not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, Florida  33602
Attn:  Darrell C. Smith
Facsimile: (813) 229-1660

8.10.        Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.11.        Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.12.        Injunctive Relief. Without intending to limit the remedies available to each of the parties hereto, the Company, the Executive and the Executive’s Permitted Transferees each acknowledges that a breach of any of the terms of this Agreement may result in material and irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, each party hereto shall be entitled to seek a temporary restraining order and/or preliminary or permanent injunction restraining the other party (and their Permitted Transferees) from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the terms hereof. If for any reason it is held that the restrictions under this Agreement are not reasonable or that consideration therefore is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Agreement as will render such restrictions valid and enforceable.

8.13.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

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PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.14.        Rights Cumulative; Waiver. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*****

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IN WITNESS WHEREOF, the parties have executed this Management Unit Subscription Agreement as of the date first above written.

RADIATION THERAPY INVESTMENTS, LLC

By:
Name:
Title:

Daniel E. Dosoretz

SCHEDULE I

	Number of Units	Purchase Price
Class B Units
Class C Units

Aggregate Purchase Price:		$